Exhibit 4.2

Execution Version

OFFICE PROPERTIES INCOME INTERMEDIATE HOLDCO II TRUST LLC,
as Issuer,

OFFICE PROPERTIES INCOME TRUST,
as Limited Parent Guarantor,

OFFICE PROPERTIES INCOME INTERMEDIATE HOLDCO I TRUST LLC,
as HoldCo and a Guarantor,

THE OTHER GUARANTORS NAMED HEREIN

and

UMB Bank, National Association,
as Trustee and Collateral Agent

Dated as of June 17, 2026

$385,000,000 8.375% Senior Secured Limited OPI Guaranteed Notes due 2029

TABLE OF CONTENTS

Section 14.04.	Release of Liens	98
Section 14.05.	Compensation and Indemnification	99

Appendix

Appendix A – Provisions Relating to the Notes

Exhibits

Exhibit A – Form of Note

Exhibit B – Form of Transferee Letter of Representation

Exhibit C – Form of Supplemental Indenture

Exhibit D – Form of Mortgage

Exhibit E – Form of Junior Intercreditor Agreement

Exhibit F – Form of Subordination Agreement

Schedules

Schedule A – Collateral Properties

Schedule B – Guarantors

Schedule C – [Reserved]

Schedule D – SPE Requirements

INDENTURE, dated as of June 17, 2026, among Office Properties Income Intermediate Holdco II Trust LLC, a newly created special purpose entity organized and existing under the laws of Delaware (the “Issuer”); Office Properties Income Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Limited Parent Guarantor”); Office Properties Income Intermediate Holdco I Trust LLC, a newly created special purpose entity organized and existing under the laws of Delaware (“HoldCo”); the other entities (other than the Trustee and the Collateral Agent (each, as defined below)) listed on the signature pages hereto (the “Initial Subsidiary Guarantors”); and UMB Bank, National Association, a national banking organization organized and existing under the laws of the United States, as Trustee (in such role, the “Trustee”) and Collateral Agent (in such role, “Collateral Agent”).

RECITALS

WHEREAS, the Issuer has duly authorized the creation and issuance of $385,000,000 aggregate principal amount of 8.375% Senior Secured Limited OPI Guaranteed Notes due 2029; and

WHEREAS, the Issuer, the Limited Parent Guarantor, HoldCo and the Initial Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture (as defined herein).

NOW, THEREFORE, THIS INDENTURE WITNESSETH for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE One

Definitions and Other Provisions of General Application

Section 1.01.   Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

(d)           unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles;

(e)            unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(f)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acceptable Junior Intercreditor Agreement” means a senior priority/junior priority intercreditor agreement with (together with other relevant Persons) the lender(s) or noteholder(s) (or any collateral agent and/or other authorized representative with respect thereto) with respect to any Debt which is by its terms secured by Liens that are permitted to be incurred by the terms of this Indenture and so long as such Debt is not prohibited to be incurred and so secured by the terms of this Indenture, which intercreditor agreement shall provide for the subordination of such Liens to the Liens securing the Notes and the related Guarantees on terms that are either (a) substantially in the form of the senior priority/junior priority intercreditor agreement attached hereto as Exhibit E in all material respects or (b) approved by the Holders of at least 66-2/3% in the principal amount of the Outstanding Notes.

“Acceptable Subordination Agreement” means a subordination agreement with (together with other relevant Persons) the lender(s) or noteholder(s) (or any collateral agent and/or other authorized representative with respect thereto) with respect to any Debt, which subordination agreement shall provide for the subordination of such Debt in all respects (including payment subordination) to the Notes and the related Guarantees on terms that are either (a) substantially in the form of the subordination agreement attached hereto as Exhibit F in all material respects or (b) approved by the Independent Director or the Holders of at least 66-2/3% in the principal amount of the Outstanding Notes.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Guarantor” means any direct or indirect Subsidiary of HoldCo (other than the Issuer) that is not a Guarantor as of the Issue Date and that delivers a Guarantee of the Notes Obligations in accordance with Section 14.03.

“Adjusted Issue Date Appraisals” means, on any date of determination, the sum of (i) each of the Issue Date Appraisals in respect of each Collateral Property that is owned by any Restricted Obligor as of such date of determination, (ii) the amount of Cash and Cash Equivalents that is contained in the Capital Improvements Account and (iii) the aggregate amount of Capital Improvements that have been made from the Issue Date through such date of determination in respect of each Collateral Property that is owned by any Restricted Obligor as of such date of determination.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For the avoidance of doubt, for so long as the Manager is the sole business manager of the Limited Parent Guarantor, any Person under the direct or indirect control of, or that is controlled by or under direct or indirect common control with, the Manager shall be considered to be an Affiliate of the Limited Parent Guarantor and the Issuer.

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“Affiliate Transaction” has the meaning set forth in Section 10.16.

“Allocation Agreement” means that certain Intercompany Expense Allocation Agreement, dated June 17, 2026, among the Limited Parent Guarantor and its Subsidiaries party thereto, as amended, restated, supplemented or otherwise modified in accordance with its terms.

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Premium” has the meaning set forth in Section 11.01(d).

“Appraisal Value” has the meaning set forth in Section 10.11(a)(ii).

“Asset” means any right or interest in or to any asset or property of any kind whatsoever (including any Capital Stock), whether real, personal or mixed and whether tangible or intangible, other than Excluded Assets.

“Asset Sale” means the sale, conveyance, transfer, investment or other disposition (including any net lease or sale-leaseback of an entire real property (including the improvements thereon)) of any Collateral by any Restricted Obligor; but expressly excluding the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Restricted Obligors taken as a whole (which is governed by Section 8.01).

Notwithstanding the preceding provisions, none of the following will be deemed to be an Asset Sale:

(i)            a sale, lease, conveyance or other disposition of assets between or among Restricted Obligors (other than to HoldCo); provided that any such sale, lease, conveyance or other disposition of Collateral shall remain subject to a Lien securing the Notes;

(ii)           any transfer, assignment or other disposition deemed to occur in connection with the creation or granting of Liens not prohibited by Section 10.09;

(iii)          sales, leases, conveyances or other dispositions of property or assets subject to foreclosure proceedings, an Event of Loss or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind with respect to property or assets; provided that to the extent any of the foregoing is entered into with the Limited Parent Guarantor or an Affiliate thereof (other than any Restricted Obligor), such transaction is at, or more favorable to the applicable Restricted Obligor than, Fair Market Value and such transaction meets the requirements set forth in Section 10.11(e) (assuming for such purpose that such transaction is an “Asset Sale”);

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(iv)          any lease, sublease, license, sublicense, easement, space lease, right to use or occupy, or other right to operate or conduct business or any other similar arrangement of any kind in the ordinary course of business (including, for the avoidance of doubt, the amendment or recast of any of the foregoing in effect on the Issue Date); provided that, to the extent any of the foregoing is entered into with the Limited Parent Guarantor or an Affiliate thereof (other than any Restricted Obligor), such transaction is at, or more favorable to the applicable Restricted Obligor than, Fair Market Value and such transaction meets the requirements set forth in Section 10.11(e) (assuming for such purpose that such transaction is an “Asset Sale”);

(v)          dispositions of leases, subleases, licenses or sublicenses (other than any dispositions to the Limited Parent Guarantor or an Affiliate thereof (other than any Restricted Obligor) that are not at or greater than Fair Market Value) and/or terminations of leases, subleases, licenses or sublicenses;

(vi)          expirations of any option agreement in respect of real or personal property;

(vii)         any disposition of Cash or Cash Equivalents;

(viii)        any Permitted Restricted Payment;

(ix)          any disposition or series of related dispositions of personal (but, for the avoidance of doubt, not real) property in the ordinary course of business consistent with past practice for aggregate consideration in any single transaction or series of related transactions of not greater than $375,000;

(x)            the abandonment or other disposition of any patent, trademark or other intellectual property or application that is, in the good faith determination of the Issuer, no longer economically reasonable to maintain or useful in the conduct of the business of the Restricted Obligors, taken as a whole; or

(xi)            any license, sublicense or other grant of rights in or to any trademark, copyright, patent or other intellectual property.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate the Notes.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Available Amount” means an amount equal to (i) $10.0 million minus (ii) (A) the principal amount of Amortization Debt that is incurred pursuant to Section 10.07(a)(iii), and (B) any funds from the Reserve Account that are applied to the payment of any Guaranteed Mandatory Amortization.

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“Bankruptcy Code” means Title 11, United States Bankruptcy Code of 1978, as amended.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” means, with respect to any Person, the board of trustees, board of directors, board of managers or any duly authorized committee of any of the foregoing boards of such Person.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by a Secretary or Assistant Secretary of such Person to have been duly adopted by the Board of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Business Management Agreement” means any business management agreement governing the Collateral Properties, including that certain Third Amended and Restated Business Management Agreement, dated as of June 17, 2026, by and among The RMR Group LLC, as manager, and the Limited Parent Guarantor, as amended, restated, replaced, supplemented or otherwise modified in accordance with its terms.

“Capital Improvements” means any expenditures that are “capital improvements” (as determined in accordance with GAAP) that are made in respect of the Collateral Properties, which shall be valued in accordance with the actual cash expended in respect of such Collateral Properties.

“Capital Improvements Account” means a segregated account of the Issuer or any Restricted Obligor established for the retention of Excess Proceeds to the extent permitted, and to be used solely for the purposes set forth, in Section 10.11(b).

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated, whether voting or non-voting) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means:

(1)           U.S. dollars;

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(2)           securities issued or directly and fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof;

(3)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million;

(4)           commercial paper or other obligation rated, at time of purchase, at least “P-2” (or its equivalent) or better by Moody’s or “A-2” (or its equivalent) or better by S&P;

(5)           marketable short-term money market and similar securities having a rating of at least “P-2” (or its equivalent) or better by Moody’s or “A-2” (or its equivalent) or better by S&P;

(6)           securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof rated, at time of purchase, at least “Baa3” (or the equivalent) by Moody’s, “BBB-” (or the equivalent) by S&P;

(7)           repurchase obligations for underlying securities of the types described in clauses (2), (3) or (6) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(8)           Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated, at time of purchase, “AAA-” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s; and

(9)           investment funds investing 90% of their assets in securities of the types described in clauses (1) through (8) above.

“Change of Control” means the occurrence of any of the following:

(1)           any “person” or “group” (as such terms are used in Sections 13(d)  and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total voting power of the then-outstanding voting stock of the Limited Parent Guarantor; provided that a transaction will not be deemed to involve a Change of Control if (a) the Limited Parent Guarantor becomes a direct or indirect wholly owned Subsidiary of a holding company and (b) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Limited Parent Guarantor’s voting stock immediately prior to that transaction; provided, further that this clause (1) shall cease to apply as of the first date the Limited Guaranteed Amount is equal to $0;

(2)           the Issuer consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, in any transaction or series of related transactions to any Person (other than a direct or indirect wholly owned subsidiary of HoldCo);

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(3)           the Limited Parent Guarantor shall cease to directly or indirectly own and control one hundred percent (100%) of the Equity Interests of HoldCo; or

(4)           HoldCo shall cease to directly own and control one hundred percent (100%) of the Equity Interests of the Issuer.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, a “person” or “group” shall not be deemed to “beneficially own” securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Change of Control Offer” has the meaning provided in Section 11.09(a).

“Change of Control Payment” has the meaning provided in Section 11.09(a).

“Change of Control Payment Date” has the meaning provided in Section 11.09(b).

“Collateral” means all Assets of each Restricted Obligor, now owned or hereafter acquired, including without limitation, any Capital Improvements Account, any Reserve Account, any Operating Account, any Lockbox Account, all Equity Interests of each Restricted Obligor (other than HoldCo) and any Capital Improvements made in accordance with the terms of this Indenture, all of the Collateral Properties and the Pledged Collateral; in each case, pledged as collateral to secure the Notes Obligations pursuant to the terms of the Security Documents and subject to the exclusions set forth therein.

“Collateral Asset Sale Redemption” has the meaning specified in Section 10.11(b).

“Collateral Properties” means each of the fee-owned real properties identified on Schedule A that has not been released from the Liens securing the Notes Obligations in accordance with the provisions of this Indenture.

“Commission” means the Securities and Exchange Commission.

“Company Request” or “Company Order” means a written request or order signed in the name of a Restricted Obligor, as the case may be, by its managing trustee, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Control Agreement” means an agreement, in customary form and substance reasonably satisfactory to the Issuer, which provides for the Collateral Agent to have “control” (as defined in Section 9-104 of the UCC of the State of New York or Section 8-106 of the UCC of the State of New York, as applicable) of Deposit Accounts (as defined in Section 9-102 of the UCC of the State of New York) or Securities Accounts (as defined in Section 8-501 of the UCC of the State of New York), as applicable.

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“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which on the date hereof is located at 120 South Sixth Street, Suite 1400, Minneapolis, MN 55402.

“corporation” means a corporation, association, partnership, limited liability, joint-stock or other company, real estate investment trust or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debt” of any Restricted Obligor or any Subsidiary of a Restricted Obligor means, without duplication, any indebtedness of any Restricted Obligor or any Subsidiary of a Restricted Obligor, whether or not contingent, in respect of:

(i)            borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii)           borrowed money secured by any Lien existing on property owned by any Restricted Obligor or any Subsidiary of a Restricted Obligor, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the Fair Market Value of the property subject to such Lien;

(iii)          the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of any Restricted Obligor or any Subsidiary of a Restricted Obligor otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement (“Letters of Credit Obligations”);

(iv)          the principal amount of all obligations of any Restricted Obligor or any Subsidiary of a Restricted Obligor with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

(v)           any lease of property by any Restricted Obligor or any Subsidiary of a Restricted Obligor as lessee which is reflected on the Issuer’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles (“Capital Leases”), to the extent, in the case of items of indebtedness under (i) through (v) above, that any such items (other than letters of credit) would be properly classified as a liability on the Issuer’s consolidated balance sheet in accordance with generally accepted accounting principles. Debt (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by Cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (2) includes, to the extent not otherwise included, any obligation by any Restricted Obligor or any Subsidiary of a Restricted Obligor to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than any Restricted Obligor or any Subsidiary of a Restricted Obligor) (it being understood that Debt shall be deemed to be incurred by any Restricted Obligor or any Subsidiary of a Restricted Obligor whenever such Restricted Obligor or any such Subsidiary of a Restricted Obligor shall create, assume, guarantee or otherwise become liable in respect thereof).

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“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by the Indenture. The Depositary shall initially be The Depository Trust Company, its nominees and their respective successors.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise,

(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt),

(ii) is convertible into or exchangeable or exercisable for Debt (other than Subordinated Debt or Disqualified Stock), or

(iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the Stated Maturity of the principal of the Notes.

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“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning specified in Section 5.01.

“Event of Loss” means with respect to the Collateral any (i) casualty, loss, damage, destruction or other similar loss, (ii) condemnation, taking or seizure by a governmental authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or (iii) settlement in lieu of clause (ii) above.

“Event of Loss Redemption” has the meaning specified in Section 10.11(c).

“Excess Proceeds” has the meaning specified in Section 10.11(b).

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Excluded Account” means (i) any Deposit Account used solely for funding payroll or segregating payroll taxes (or any other taxes required to be collected, remitted or withheld (including federal and state withholding taxes (including the employer’s share thereof)) or funding other employee wage or benefit, (ii) zero balance accounts the entire balance of which is swept each Business Day to a Deposit Account subject to a Control Agreement, (iii) any Deposit Account that does not have a Cash balance at any time exceeding $10,000, provided that not more than a maximum aggregate amount of $25,000 of Cash shall be maintained at Deposit Accounts not subject to a Control Agreement at any time, and (iv) any Securities Account that does not have a balance of Cash or Cash Equivalents at any time exceeding $10,000, provided that not more than a maximum aggregate amount of $25,000 of financial assets shall be maintained at Securities Accounts not subject to a Control Agreement at any time. Notwithstanding anything to the contrary herein, in no event shall any Capital Improvements Account, the Operating Account, any Reserve Account or any Lockbox Account constitute an Excluded Account.

“Excluded Assets” has the meaning assigned to the term in the Security Agreement. Notwithstanding anything to the contrary herein, in no event shall any Capital Improvements Account, any Reserve Account, the Operating Account, any Lockbox Account or any Equity Interests of any Restricted Obligor constitute Excluded Assets.

“Expiration Date” has the meaning specified in Section 1.04.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing third-party seller under no compulsion to sell and an informed and willing third-party buyer under no compulsion to buy, as determined by the Board of the Issuer; provided, however, that (a) the price of any Asset Sale where the Release Price has been waived in accordance with Section 10.11(a)(2) shall be Fair Market Value and (b) the price of any Asset Sale that complies with the requirements of Section 10.11(e) shall be deemed to be the Fair Market Value for purposes of Section 10.11.

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“Fifth Mandatory Amortization” has the meaning specified in Section 11.03(e).

“First Mandatory Amortization” has the meaning specified in Section 11.03(a).

“Fitch” means Fitch Ratings Limited, and any successor to its rating agency business.

“Fourth Mandatory Amortization” has the meaning specified in Section 11.03(d).

“generally accepted accounting principles” means, solely for purposes of determining compliance with any provision of Section 10.07 which requires the calculation of any financial ratio or percentage, generally accepted accounting principles in the United States of America, which were in effect on July 20, 2017. For all other purposes, “generally accepted accounting principles” means generally accepted accounting principles in the United States of America in effect from time to time.

“Government Obligations” has the meaning specified in Section 13.04(a).

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Gross Proceeds” means the cash proceeds (including Cash Equivalents) of any Asset Sale of any Collateral or Event of Loss of any Collateral.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of Article Twelve of this Indenture.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person or any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)            to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(ii)           entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

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“Guaranteed Mandatory Amortizations” has the meaning specified in Section 11.03(c).

“Guarantors” means (i) solely with respect to the Limited Parent Guarantee, the Limited Parent Guarantor, (ii) the entities set forth on Schedule B attached hereto and (iii) any other Person that executes a guarantee in favor of the Notes (including, as required hereunder, each Subsidiary of HoldCo that acquires and directly holds one or more Collateral Properties that are Collateral subject to Liens securing the Notes).

“Holder” means a Person in whose name a Note is registered in the Security Register; provided that solely for purposes of the third paragraph of Section 1.04, “Holder” shall include the “beneficial owner” of an interest in a Note.

“Indenture” means this indenture as may be amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Independent Director” has the meaning ascribed to such term in the Limited Liability Company Operating Agreement of the Issuer, dated as of June 17, 2026, as such is in effect on the date hereof.

“Initial Default” has the meaning specified in Section 5.02.

“Initial Subsidiary Guarantors” has the meaning specified in the preamble.

“Intercreditor Agreements” means any Acceptable Junior Intercreditor Agreement.

“Interest Payment Date” has the meaning specified in Section 2.01(a).

“Investment” means, (x) with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guarantee of Debt of, or purchase or other acquisition of any Debt of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person and (y) with respect to any Property or other asset, the acquisition thereof. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.

“Issue Date” means June 17, 2026.

“Issue Date Appraisals” means the appraisals for the valuation of each Collateral Property that has been delivered (or caused to be delivered) by the Issuer to the Trustee on the Issue Date.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

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“Lease Termination Payment” means all sums, howsoever described, paid with respect to any rejection, termination, surrender or cancellation of any lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions).

“Lien” means, with respect to any asset, any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.

“Limited Parent Guarantor” means the Person named as the “Limited Parent Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, including Article Eight of this Indenture, and thereafter “Limited Parent Guarantor” shall mean such successor Person.

“Liquidity” means as of the applicable date of determination, all cash and Cash Equivalents of the Restricted Obligors on a consolidated basis, and the Restricted Obligors’ available undrawn loan commitments under any credit facility entered into or guaranteed by any of the Restricted Obligors in effect as of such date of determination, but excluding any restricted cash and Cash Equivalents on the Restricted Obligors’ consolidated balance sheet as of such date of determination (other than restricted cash and Cash Equivalents that constitutes Collateral and is subject to a Control Agreement in favor of the Collateral Agent).

“Major Lease” means any lease of a Collateral Property which demises equal to or greater than 200,000 square feet of gross leasable area.

“Manager” means the “Manager” as defined in the Business Management Agreement or the “Managing Agent” as defined in the Property Management Agreement, as applicable.

“Mandatory Amortizations” has the meaning specified in Section 11.03(e).

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of the Restricted Obligors, taken as a whole, (b) the ability of the Restricted Obligors, taken as a whole, to perform their payment obligations under this Indenture or (c) the rights and remedies of the Holders.

“Maturity,” when used with respect to the Notes, means the date on which the principal of such Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, but shall not include any date on which the payment of principal of such security is due and payable as a result of any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders, on any Collateral Property substantially in the form of the mortgage attached hereto as Exhibit D or such other form sufficient to convey or evidence a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders, on any Collateral Property (in each case, as determined in good faith by the Issuer).

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“Net Proceeds” means, with respect to any Asset Sale of any Collateral or Event of Loss of any Collateral, the Gross Proceeds of such Asset Sale, net of:

(i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Issuer’s good-faith estimate of any income (however denominated), gross receipts, franchise or similar taxes paid or payable by the Limited Parent Guarantor or a Restricted Obligor or any of their respective Subsidiaries or joint ventures (including pursuant to tax sharing arrangements or any tax distributions) in connection with such sale, lease, conveyance or other disposition),

(ii) amounts provided as a reserve in accordance with generally accepted accounting principles against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale or Event of Loss (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of such liability), such amounts shall constitute Net Proceeds),

(iii) [Reserved],

(iv) [Reserved],

(v) cash escrows (until released from escrow to a Restricted Obligor) of funds received pursuant to an Asset Sale or Event of Loss, and

(vi) any charges, payments or expenses incurred in connection with an Event of Loss (including, without limitation, (A) any exit or disposal costs, (B) costs to replace, repair or reconstruct damaged assets subject to the Event of Loss or any associated environmental remediation costs, charges or payments, (C) any penalties or fines, (D) any continuing or unsatisfied obligations of the Limited Parent Guarantor or any Subsidiary to tenants, operators or managers of such assets and (E) any fees, settlement payments or other charges related to any litigation or administrative proceeding resulting from such Event of Loss).

To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Issuer with respect to any Event of Loss, such cash proceeds and Cash Equivalents shall not be deemed received until such amounts to be netted are known by the Issuer.

“Note Documents” means this Indenture, the Notes, the related Guarantees, the Security Documents and the Intercreditor Agreements.

“Notes” means the Issuer’s 8.375% Senior Secured Limited OPI Guaranteed Notes due 2029, issued under this Indenture, as amended or supplemented from time to time.

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“Notes Obligations” means all obligations for principal, premium (if any), interest, if any, penalties, fees, indemnifications, reimbursements, damages, liabilities and other amounts payable of the Restricted Obligors under the Note Documents.

“Notice” has the meaning specified in Section 1.17.

“Notice of Default” means a written notice of the kind specified in Sections 5.01(d) and 5.01(g).

“Officer’s Certificate” means a certificate signed on behalf of any Restricted Obligor, as the case may be, by its managing trustee, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Operating Account” means the primary operating account of the Restricted Obligors, held in the name of a Restricted Obligor with a nationally recognized financial institution, into which rental payments are directed (either by direct deposits or sweep from the Lockbox Account). For avoidance of doubt, the Operating Account and the Lockbox Account may be the same account.

“Opinion of Counsel” means a written opinion of legal counsel addressed to the Trustee, which counsel may be an employee of or counsel to any Restricted Obligor.

“Optional Redemption” has the meaning specified in Section 11.01(a).

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Notes as to which Defeasance has been effected pursuant to Section 13.02 or satisfaction and discharge has been effected pursuant to Article Four; and

(iv)          Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

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provided, however, that solely in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, or whether a quorum is present at a meeting of Holders of Notes, (A) the principal amount of Notes which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof, (B) if, as of such date, the principal amount payable is not determinable, the principal amount of Notes which shall be deemed to be Outstanding shall be the principal amount which would be due and payable at the Stated Maturity and (C) Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, or upon any such determination as to the presence of a quorum, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal (and premium, if any) plus any interest on the Notes on behalf of the Issuer.

“Permitted Holder” means (i) Redwood Capital Management LP; (ii) Helix Partners Management LP; (iii) any investment fund or vehicle managed, sponsored or advised by the Persons specified in clauses (i) or (ii) or any Affiliates thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iv) any limited or general partners of, or other investors in, the Persons described in clauses (i), (ii) or (iii) or any Affiliates thereof, or any such investment fund or vehicle; (v) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date) of which any of the Persons specified in clauses (i), (ii), (iii) or (iv) above is a member. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date) constitutes or results in a Change of Control in respect of which a Change of Control Offer (or offer made by a third party in accordance with Section 11.09(c)) is made in accordance with the requirements of this Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Intercompany Debt” means Permitted Intercompany Intersilo Debt, Permitted Intercompany Intra-Month Debt and Permitted Intercompany Advances Debt.

“Permitted Intercompany Intersilo Debt” means unsecured intercompany debt owed by any Restricted Obligor to any other Restricted Obligor.

“Permitted Intercompany Intra-Month Debt” means unsecured subordinated intercompany debt owed by any Restricted Obligor to the Limited Parent Guarantor or any of its Subsidiaries (other than HoldCo or its Subsidiaries); provided that, any such intercompany debt (i) is incurred for the purpose of funding operating expenses of the Restricted Obligors in the ordinary course of business, including property operating expenses, capital expenditures, general and administrative expenses, management fees and other amounts payable pursuant to the Property Management Agreement, the Restricted Obligors’ allocable share of management fees and other amounts payable in accordance with the terms of the Business Management Agreement, the Allocation Agreement and the Services Agreement or other amounts owed pursuant to the Property Management Agreement, the Business Management Agreement, the Allocation Agreement and the Services Agreement, (ii) can be repaid at any time without prepayment premium or penalty, (iii) accrues no interest, fees or premiums (including any original issue discount), and (iv) is subordinated in all respects to the Notes and the related Guarantees pursuant to an Acceptable Subordination Agreement.

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“Permitted Intercompany Advances Debt” means unsecured subordinated intercompany debt owed by any Restricted Obligor to the Limited Parent Guarantor or any of its Subsidiaries (other than HoldCo or its Subsidiaries); provided that, any such intercompany debt (i) is incurred for the purpose of paying principal and interest in respect of the Notes, (ii) matures, or otherwise requires repayment (including pursuant to a redemption, contingent or otherwise), no earlier than 91 days after the final stated maturity of the Notes, (iii) can be repaid at any time without prepayment premium or penalty, (iv) does not have any cash interest or any other cash amounts that are due and payable earlier than 91 days after the final stated maturity of the Notes and (v) is subordinated in all respects to the Notes and the related Guarantees pursuant to an Acceptable Subordination Agreement.

“Permitted Liens” means:

(i)            Liens securing the Notes Obligations and any other Liens existing on the Issue Date (other than any Liens permitted by clause (ix) of this definition);

(ii)            Liens securing (1) taxes, assessments and other charges or levies imposed by any Governmental Authority (x) which are not then due and payable or (y) if due and payable, which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of such Person in accordance with generally accepted accounting principles or (2) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals or other Charges (as defined in the Form of Mortgage attached hereto as Exhibit D) incurred in the ordinary course of business, in each case, (x) the failure of which to pay would not reasonably be expected to result in a Material Adverse Effect or (y) if such Lien is the responsibility of a financially responsible tenant, mortgagor or manager to discharge;

(iii)           with respect to any Property, Liens that are easements, covenants, conditions, rights-of-way, zoning restrictions, encroachments, encumbrances, and rights or restrictions of record on the use of real property and other similar matters of record affecting title that do not (1) secure obligations for the payment of money or (2) in the aggregate, materially impair the use of the affected property for its intended purpose by any Restricted Obligor in the normal conduct of such Person’s business;

(iv)          Liens granted by any tenant on its leasehold estate in a Property;

(v)           the interests of tenants, operators or managers of Properties;

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(vi)          judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default hereunder;

(vii)         non-exclusive licenses of intellectual property rights in the ordinary course of business (other than any such transactions with the Limited Parent Guarantor or any Affiliate thereof (other than any Restricted Obligor) that are not at least for Fair Market Value);

(viii)        matters disclosed in any title report, commitment or policy provided to or obtained by the Holders or the Collateral Agent on or before Issue Date;

(ix)           Liens securing any Amortization Debt incurred under clause (a)(iii) of Section 10.07; provided, that such Liens are subordinated to the Liens securing the Notes and the related Guarantees pursuant to an Acceptable Junior Intercreditor Agreement; and

(x)            Liens securing Debt incurred under clause (a)(vi) of Section 10.07.

“Permitted Payment” means:

(a)           So long as no Event of Default (and no event which, after notice or lapse of time or both, would become an Event of Default), has occurred and is continuing (or would result therefrom), any regularly scheduled payments of principal or interest on any Debt (other than any Permitted Intercompany Debt) permitted to be incurred pursuant to Section 10.01;

(b)           any Restricted Payment between or among one or more Restricted Obligors (other than any Restricted Payment to HoldCo) (including any Investment by any Restricted Obligor (other than HoldCo) in such Restricted Obligor or any other Restricted Obligor (other than HoldCo));

(c)            (i) the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to, the Limited Parent Guarantor or any Subsidiary thereof, (x) pursuant to, or to provide for payments with respect to, the Property Management Agreement, (y) to provide for the payment of any amount allocated to a Restricted Obligor pursuant to the Allocation Agreement and/or the Business Management Agreement, including management fees, reimbursable expenses or other amounts owed under the Business Management Agreement and/or (z) pursuant to, or to provide for payments with respect to, the Services Agreement;

(d)           any Investment in Cash or Cash Equivalents;

(e)           receivables owing to any Restricted Obligor, if created or acquired in the ordinary course of business;

(f)            (i) principal payments in respect of Permitted Intercompany Intra-Month Debt; provided, that in the case of this clause (i), no Event of Default (or any event which, after notice or lapse of time or both, would become an Event of Default, other than a breach of Section 10.04, 10.10 or 10.19) has occurred and is continuing (or a default or Event of Default would result therefrom); (ii) payments in respect of Permitted Intercompany Intersilo Debt; and (iii) on a monthly basis, payments in respect of Permitted Intercompany Advances Debt; provided that, in the case of this clause (iii), as of the date of any such payment after giving effect thereto and to the payment of interest on the Notes on such date, (A) Liquidity is not less than $15.0 million and (B) no Event of Default (or any event which, after notice or lapse of time or both, would become an Event of Default, other than a breach of Section 10.04, 10.10 or 10.19) has occurred and is continuing (or a default or Event of Default would result therefrom);

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(g)           securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, any Restricted Obligor, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(h)           pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 10.09;

(i)            Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and similar deposits entered into as a result of the operations of the business of the Restricted Obligors in the ordinary course of business and consistent with past practice; and

(j)            Investments consisting of purchases or other supplies, services, material or equipment in connection with the management of any Property in the ordinary course of business and consistent with past practice.

Notwithstanding the foregoing, in the event that any amounts are considered a Permitted Payment under any clause of this definition, such amounts shall be without duplication of any amounts that are considered a Permitted Payment under any other clause of this definition.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means the place or places where the principal of (and premium, if any) and any interest on the Notes are payable as specified as contemplated by Section 10.02.

“Pledged Collateral” has the meaning specified in the Security Agreement.

“Predecessor Note” means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock that has a preference on liquidation, dissolution or winding up or with respect to distributions or dividends over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

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“Property” means any parcel of real property, together with all improvements thereon.

“Property Management Agreement” means any property management agreement governing the Collateral Properties, including that certain New 2027 SPV Property Management Agreement, dated as of June 17, 2026, by and among The RMR Group LLC, as managing agent, and the Issuer, on behalf of itself and each of its subsidiaries, as owners, and HoldCo, as amended, restated, replaced, supplemented or otherwise modified in accordance with its terms.

“Qualified Appraisal” means an appraisal conducted by a third party M.A.I. appraisal firm with a national, established reputation for the valuation of commercial properties similar to the applicable Collateral Property.

“Rating Agencies” means each of S&P, Moody’s and Fitch.

“Record Date” for the interest payable on any Interest Payment Date, if any, means March 15, June 15, September 15 and December 15 (in each case, whether or not a Business Day) immediately before such Interest Payment Date.

“Redemption Date” means the date fixed for redemption of the Notes by or pursuant to this Indenture.

“Redemption Price” means the price at which the Notes are to be redeemed pursuant to this Indenture.

“Reserve Account” means a segregated account of the Issuer or any Restricted Obligor established for the retention of Excess Proceeds to the extent permitted, and to be used solely for the purposes set forth, in Section 10.11(b).

“Responsible Officer,” when used with respect to any Person, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.

“Restricted Obligor” means (i) the Issuer, (ii) HoldCo and (iii) each Subsidiary Guarantor.

“Restricted Payment” means, with respect to any Person, (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of any such Person now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value (including, without limitation, any stock buybacks), direct or indirect, of any shares of any Equity Interest of any such Person now or hereafter outstanding (a “Restricted Purchase”); (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of any such Person now or hereafter outstanding; (d) any Investment; and (e) prepay or redeem, purchase, defease or otherwise satisfy any Subordinated Debt prior to the scheduled maturity thereof in any manner.

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“RMR” means The RMR Group LLC, together with its subsidiaries and successors and permitted assigns.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Second Mandatory Amortization” has the meaning specified in Section 11.03(b).

“Secured Debt” means Debt secured by a Lien on the property of the Issuer or its Subsidiaries.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Agreement” means that certain Security Agreement dated as of the Issue Date, executed by the Restricted Obligors in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement, the Mortgages, each Control Agreement and any other documents granting or purporting to grant a Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders as security for payment of the Notes Obligations.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05(a).

“Services Agreement” means that certain Parent – SPV Agreement, dated as of June 17, 2026, by and among Holdco, Issuer and the Limited Parent Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“SPE Requirements” means each of the requirements set forth on Schedule D hereto.

“Special Purpose Entity” means a Person in compliance with each of the SPE Requirements applicable to such Person.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity,” when used with respect to the Notes or any installment of principal or interest thereon, means the date specified in the Notes as the fixed date on which the principal of such Note or such installment of principal or interest thereon is due and payable.

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“Subordinated Debt” means Debt which by the terms of such Debt is subordinated or junior, or otherwise not pari passu, in right of payment or lien priority to the Notes, or that is unsecured.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person, and which is required to be consolidated in accordance with generally accepted accounting principles. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency. Unless otherwise stated herein, references to “Subsidiary” means a Subsidiary of the Issuer.

“Subsidiary Guarantor” means each Guarantor that is a Subsidiary of HoldCo (other than the Issuer) and any Additional Guarantor; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor.

“Take-Back Debt” means the Limited Parent Guarantor’s 10.00% Senior Secured Notes due 2031 issued on the date hereof (together with any additional notes of the same series subsequently issued under the same indenture).

“Third Mandatory Amortization” has the meaning specified in Section 11.03(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Vice President,” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

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Section 1.02.   Compliance Certificates and Opinions

Except (x) in connection with any action related to the issuance of the Notes on (or promptly after) the Issue Date or (y) as otherwise specified in this Indenture, upon any application or Company Order to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Issuer shall, upon request by the Trustee, furnish to the Trustee (i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include:

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.   Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of a Restricted Obligor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of a Restricted Obligor stating that the information with respect to such factual matters is in the possession of such Restricted Obligor.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.   Acts of Holders; Record Dates

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

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The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Security Register. Notwithstanding the foregoing, solely for purposes of determining whether any action to be taken or consent to be given under this Indenture is authorized, an owner of a beneficial interest in a Global Note shall be treated as a Holder, which ownership may be established through: (i) a DTC participant statement evidencing ownership, (ii) a broker statement accompanied by an officer’s certificate or (iii) any other method acceptable to the Trustee.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of the Notes shall bind every future Holder of the Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

The Issuer may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.06.

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The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12, in each case with respect to the Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder of Notes in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party in writing, and to each Holder of Notes in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.05.   Notices, Etc., to Trustee and Issuer

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

(i)            the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by electronic mail) to or with the Trustee at its Corporate Trust Office, Attention: Office Properties Income Trust; 8.375% Senior Secured Limited OPI Guaranteed Notes due 2029; or

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(ii)            the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered by electronic means of transmission or to the address listed in Section 1.16.

Section 1.06.   Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Notwithstanding any other provision of this Indenture or the Notes other than a provision that expressly states that this paragraph is not applicable to the Notes, when this Indenture or the Notes provides for notice of any event (including any notice of redemption) to a Holder of Notes in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for the Notes (or its designee) pursuant to the customary procedures of such Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee (acting at the direction of the Holders of a majority of the aggregate principal amount of all the Notes then outstanding) shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.   Trust Indenture Act

Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes.

Section 1.08.   Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.

Section 1.09.   Successors and Assigns

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

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Section 1.10.   Separability Clause

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.   Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.   Governing Law

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13.   Legal Holidays

If any Interest Payment Date, Redemption Date, including pursuant to an Asset Sale, Event of Loss for the Notes or a Mandatory Amortization, or the Stated Maturity for the principal of the Notes falls on a day that is not a Business Day, the payment otherwise payable on such day will be due and payable on the next succeeding Business Day, and no interest will accrue thereon for the period from and after such Interest Payment Date, Redemption Date, including pursuant to an Asset Sale or Event of Loss, Mandatory Amortization or the Stated Maturity, as the case may be, through such next succeeding Business Day.

Section 1.14.   Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.15.   No Personal Liability

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST, DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

NO TRUSTEE, DIRECTOR, OFFICER, MANAGER, EMPLOYEE, AGENT, INCORPORATOR, STOCKHOLDER, PARTNER OR MEMBER OF THE ISSUER OR ANY GUARANTOR, AS SUCH, SHALL HAVE ANY LIABILITY FOR ANY OBLIGATIONS OF THE ISSUER OR ANY GUARANTOR UNDER THE NOTES OR THIS INDENTURE OR FOR ANY CLAIM BASED ON, IN RESPECT OF, OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION, SOLELY BY REASON OF ITS STATUS AS A TRUSTEE, DIRECTOR, OFFICER, MANAGER, EMPLOYEE, AGENT, INCORPORATOR, STOCKHOLDER OR MEMBER OF THE ISSUER OR A GUARANTOR. BY ACCEPTING A NOTE, EACH HOLDER WAIVES AND RELEASES ALL SUCH LIABILITY. THE WAIVER AND RELEASE ARE PART OF THE CONSIDERATION FOR ISSUANCE OF THE NOTES.

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Section 1.16.   Notices

Notices to the Limited Parent Guarantor or any Restricted Obligor shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, email: ir@opireit.com, Attention: President; notices to the Trustee shall be directed to it at 120 South Sixth Street, Suite 1400, Minneapolis, Minnesota 55402, email: Jay.Smith@umb.com, or as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All notices and communications (other than those sent to Holders of the Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt is acknowledged, if sent by e-mail or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 1.17.   Counterparts

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the ESIGN Act of 2000, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance, in its sole discretion or at the direction of the Holders of a majority of the aggregate principal amount of all the Notes then outstanding, require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

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ARTICLE Two

INTEREST RATE; INTEREST PAYMENTS

Section 2.01.   Interest Rate; Interest Payments

(a)            Unless previously redeemed, the Notes will bear interest at 8.375% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (except in the case of interest payable on the Stated Maturity for the principal of the Notes, which shall be payable on the Stated Maturity), commencing September 30, 2026 (each of which shall be an “Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Record Date, which shall be March 15, June 15, September 15 or December 15 (in each case, whether or not a Business Day), as the case may be, immediately before such Interest Payment Date (except in the case of interest payable on the Stated Maturity, which interest will be payable to the Persons in whose names the Notes are registered in the Security Register at the close of business on the date that is 14 calendar days prior to the Stated Maturity).

(b)           Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)           If any scheduled Interest Payment Date, the Stated Maturity, any Redemption Date, or any payment in connection with a Mandatory Amortization falls on a day that is not a Business Day, the applicable payment will be made on the next Business Day and no interest will accrue thereon for the period from and after such Interest Payment Date, the Stated Maturity or such Redemption Date.

ARTICLE Three

the notes

Section 3.01.   Form and Dating

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s (or the Authenticating Agent’s) certificate of authentication shall each be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Issuer is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Issuer. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture.

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Section 3.02.   Denominations

The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

Section 3.03.   Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Issuer by a Responsible Officer. The signature of any of these officers on the Notes may be manual, electronic (including DocuSign or other electronic platform) or facsimile.

Notes bearing the manual, electronic (including DocuSign or other electronic platform) or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Issuer shall execute and, upon receipt of a Company Order, the Trustee shall authenticate (whether itself or via the Authenticating Agent), which such authentication may be by manual, electronic (including DocuSign or other electronic platform) or facsimile signature, on (or promptly after) the Issue Date, Notes for original issue up to an aggregate principal amount of $385,000,000.

The Trustee may appoint an Authenticating Agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An Authenticating Agent has the same rights as any Security Registrar, co-Security Registrar, Paying Agent or transfer agent to deal with the Issuer or an Affiliate of the Issuer.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

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Section 3.04.   Temporary Notes

Pending the preparation of definitive Notes, the Issuer may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture.

Section 3.05.   Registration, Registration of Transfer and Exchange

(a)           The Issuer shall cause to be kept at an office or agency to be maintained by the Issuer in accordance with Section 10.02 a register (being the combined register of the Security Registrar and all transfer agents designated pursuant to Section 10.02 for the purpose of registration of transfer of Notes and sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

(b)           The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. A transferee of the Notes shall be deemed to have represented and agreed to the matters as provided in Appendix A. A transfer in violation of the requirements of Appendix A shall be void ab initio.

(c)           Subject to Section 3.05(b), upon surrender for registration of transfer of any Note at the office or agency of the Issuer maintained pursuant to Section 10.02 for such purpose in a Place of Payment for that Note, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.

(d)           All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(e)           Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or the attorney of such Holder duly authorized in writing.

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(f)            No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 not involving any transfer.

(g)           If the Notes are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (B) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.06.   Mutilated, Destroyed, Lost and Stolen Notes

If any mutilated Note is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

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Section 3.07.   Payment of Interest; Interest Rights Preserved

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on all overdue amounts at a rate equal to 12.000% per annum to the extent the Notes Obligations have been accelerated pursuant to Section 5.02 or, to the extent an Event of Default specified in Section 5.01(a), Section 5.01(b), Section 5.01(e) or Section 5.01(f) has occurred and is continuing.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (or the corresponding succeeding Business Day) (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 3.07 provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 3.07, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

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Section 3.08.   Persons Deemed Owners

Prior to due presentment of a Note for registration of transfer, the Limited Parent Guarantor, each Restricted Obligor, the Trustee and any agent of the Limited Parent Guarantor, any Restricted Obligor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and any interest (subject to Section 3.07), if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Limited Parent Guarantor, any Restricted Obligor, the Trustee nor any agent of the Limited Parent Guarantor, any Restricted Obligor or the Trustee shall be affected by notice to the contrary.

Section 3.09.   Cancellation

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order or, in the absence of such a Company Order, in the Trustee’s customary manner, which manner shall be communicated in writing to the Issuer.

Section 3.10.   Currency

The principal of each Note payable at its Maturity shall be paid against presentation and surrender thereof at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts.

Section 3.11.   ISIN/CUSIP Numbers

The Issuer, in issuing the Notes, may use “ISIN” and/or “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use such “ISIN” and/or “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will notify the Trustee of any change in “ISIN” and/or “CUSIP” numbers. The Issuer shall obtain “CUSIP” numbers for each Global Note (as defined in Appendix A hereto) on or prior to the Issue Date.

Section 3.12.   Amount

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is equal to the aggregate principal amount of Notes issued on the Issue Date. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $385,000,000.

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The Issuer may not, after the Issue Date, without notice to or consent of the Holders, create or issue additional Notes under this Indenture.

ARTICLE Four

Satisfaction and Discharge

Section 4.01.   Satisfaction and Discharge of Indenture

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)           either

(i)            all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii)            all such Notes not theretofore delivered to the Trustee for cancellation

(A)           have become due and payable, or

(B)           will become due and payable at their Stated Maturity within one year, or

(C)           are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee (i) money in an amount, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and any accrued and unpaid interest, if any, on, such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient to the extent that the amount deposited with the Trustee is equal to such redemption premium calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid);

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(b)           the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)           the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02.   Application of Trust Money and Government Obligations

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any), and any interest on, such Notes for whose payment such money has been deposited with the Trustee.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

ARTICLE Five

Remedies

Section 5.01.   Events of Default

“Event of Default,” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           default in the payment of the principal of (and premium, if any) the Notes at the Stated Maturity, upon redemption or otherwise (including, a default in making a payment to purchase Notes pursuant to a Collateral Asset Sale Redemption, an Event of Loss Redemption or Mandatory Amortization) on the date specified for payment in the applicable offer or notice;

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(b)           default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)           a final judgment or order (not covered by insurance, treating any deductibles, self-insurance or retention as not so covered) for the payment of money in excess of $25,000,000 against any Restricted Obligor and such judgment or order shall not be paid, stayed, dismissed or discharged, and there shall be a period of 60 consecutive days after the final judgment or order that causes such amount to exceed $25,000,000 during which a stay of enforcement of such final judgment or order is not in effect;

(d)           (i) default in the performance of, or breach of, any covenant of any Restricted Obligor or the Limited Parent Guarantor in this Indenture (other than Sections 10.06, 10.08, 10.12 and 12.12), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of more than 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, (ii) default in the performance of, or breach of, Sections 10.08 or 12.12 or (iii) default in the performance of, or breach of, Sections 10.06 or 10.12, and continuance of such default or breach for a period of 30 days;

(e)           the Limited Parent Guarantor or a Restricted Obligor, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, or (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(f)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Limited Parent Guarantor or a Restricted Obligor in an involuntary case, (ii) appoints a Custodian of the Limited Parent Guarantor or a Restricted Obligor or for all or substantially all of their respective property, or (iii) orders the liquidation of the Limited Parent Guarantor, or such Restricted Obligor, and the order or decree remains unstayed and in effect for 90 days;

(g)            (I) a default under any bond, debenture, note or other evidence of indebtedness for borrowed money of a Restricted Obligor, or under any mortgage, indenture or other instrument of a Restricted Obligor under which there may be issued or by which there may be secured any indebtedness for borrowed money of a Restricted Obligor (or by any Subsidiary of a Restricted Obligor, the repayment of which a Restricted Obligor has guaranteed or for which a Restricted Obligor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $25,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, however, that if there is no other senior indebtedness of a Restricted Obligors the maturity of which would be accelerated by a default under any of such Restricted Obligor’s indebtedness in an aggregate principal amount of $25,000,000 or less, the references to $25,000,000 in this clause shall be replaced by the lesser of (i) the indebtedness cross-default amount contained in such Restricted Obligor’s then existing senior secured credit facility, if any, and (ii) such other senior indebtedness, as long as such amount is greater than $25,000,000, not to exceed $50,000,000 or (II) at any time prior to a default under any Take-Back Debt of the Limited Parent Guarantor, which default shall constitute a failure to pay such Take-Back Debt when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such Take-Back Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided that this clause (II) shall cease to apply as of the first date the Limited Guaranteed Amount is equal to $0;

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(h)           any Guarantee of a Guarantor ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under this Indenture or its Guarantees, as the case may be;

(i)            unless such Liens have been released in accordance with the provisions of this Indenture or the Security Documents with respect to such Liens or in accordance with the provisions of the applicable Intercreditor Agreement, the Liens in favor of the Holders with respect to Collateral having a Fair Market Value in excess of $25,000,000 in the aggregate cease to be valid or enforceable and such default continues for 30 days, or any Restricted Obligor shall assert, in any pleading in any court of competent jurisdiction, that security interests with respect to Collateral having a Fair Market Value in excess of $25,000,000 in the aggregate are invalid or unenforceable (except as contemplated by the terms of this Indenture or the applicable Security Documents or Intercreditor Agreement) and, such Restricted Obligor shall fail to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions; or

(j)            failure by any Restricted Obligor to comply for 60 days after notice or such longer period as may be provided in the applicable Security Documents with its other agreements contained in such Security Documents, in each case, except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral taken as a whole.

Section 5.02.   Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in Section 5.01(e) or 5.01(f)) occurs and is continuing, then in every such case the Trustee (or Collateral Agent with respect to the Security Documents) or the Holders of not less than a majority of the principal amount of the Outstanding Notes may (and the Trustee and Collateral Agent shall, at the direction of the Holders of not less than a majority of the principal amount of the Outstanding Notes) exercise any enforcement rights and/or remedies with respect to and/or granted under any of the Security Documents and/or declare the principal amount of the Notes plus accrued and unpaid interest, if any, to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 5.01(e) or 5.01(f) occurs, the principal amount of the Notes plus accrued and unpaid interest, if any, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

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At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if

(a)           the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(i)            the principal of (and premium, if any) the Notes which have become due otherwise than by such declaration of acceleration and any interest thereon,

(ii)           to the extent that payment of such interest is lawful, interest upon overdue interest on the Notes, and

(iii)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)           all Events of Default, other than the non-payment of the principal on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If a default for a failure to report or failure to deliver a required certificate in connection with another default (such other default, the “Initial Default”) occurs, then at the time such Initial Default is cured, the default for a failure to report or failure to deliver a required certificate in connection with the Initial Default will also be cured without any further action and any default or Event of Default for the failure to comply with the time periods prescribed under Section 10.10 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 10.10 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 5.03.   Collection of Debt and Suits for Enforcement by Trustee

The Issuer covenants that if:

(a)           default is made in the payment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)           default is made in the payment of principal of (and premium, if any) the Notes at the Maturity thereof, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal of (and premium, if any), and interest on the Notes, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem reasonably necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.   [Reserved].

Section 5.05.   Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06.   Application of Money Collected

Any money collected by the Trustee or the Collateral Agent pursuant to this Article shall be applied in the following order and at the date or dates fixed by the Trustee, subject to the terms of the Security Documents and the Intercreditor Agreements, and, in case of the distribution of such money on account of principal or any premium or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 6.07 and to the Collateral Agent under Section 14.05;

SECOND: To the payment of the amounts then due and unpaid on the Notes for the principal of (and premium, if any), and any interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal of (and premium, if any), and any interest, respectively; and

THIRD: To the Issuer.

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Section 5.07.   Limitation on Suits

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(b)           the Holders of not less than a majority in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           if requested, such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or any Note, except in the manner herein or therein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08.   Unconditional Right of Holders to Receive Payment

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.   Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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Section 5.10.   Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.   Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.   Control by Holders

The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that

(a)           such direction shall not be in conflict with any rule of law or with this Indenture,

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)           if such direction exposes the Trustee to personal liability, the Trustee may decline to follow such direction.

Section 5.13.   Waiver of Past Defaults

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to such Notes and its consequences, except a default

(a)           in the payment of the principal of (and premium, if any) or interest on the Notes (including without limitation the Mandatory Amortization), or

(b)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of each Holder of Outstanding Notes affected.

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Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.   Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act.

Section 5.15.   Waiver of Usury, Stay or Extension Laws

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE Six

The Trustee

Section 6.01.   Certain Duties and Responsibilities

The duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. The Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was grossly negligent in ascertaining the pertinent facts or failed to ascertain the pertinent facts through willful misconduct (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision); and the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders of not less than a majority of the principal amount of the Outstanding Notes.

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Section 6.02.   Notice of Defaults

If a default or an Event of Default occurs hereunder with respect to the Notes, the Issuer shall give the Trustee and the Holders of the Notes notice of such default or Event of Default, as applicable; provided, however, that in the case of any default (other than a default of the type described in Section 5.01(a) and (b)) (but not in the case of an Event of Default) no such notice shall be required until 30 days after the occurrence of such default (and no such notice shall be required if such default does not become an Event of Default and is cured prior to the expiration of such 30 day period). If a default or an Event of Default occurs hereunder with respect to the Notes of which the Trustee has received notice in accordance with Section 6.03(i), the Trustee shall give the Holders of the Notes notice of such default or Event of Default, as applicable.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

Section 6.03.   Certain Rights of Trustee

Subject to the provisions of Section 6.01:

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of a Restricted Obligor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of any Person shall be sufficiently evidenced by a Board Resolution of such Person; before the Trustee acts or refrains from acting upon any request or direction of a Restricted Obligor, it may require an Officer’s Certificate and an Opinion of Counsel;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)           the Trustee may consult with counsel of its own selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

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(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)            the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and the Person employed to act hereunder;

(k)           the Trustee shall not be responsible or liable for any punitive, special, indirect or consequential losses or damages (including lost profits), even if the Trustee has been advised of the likelihood of such losses or damages and regardless of the form of action;

(l)            the Trustee shall have no duty to see that any duties or obligations imposed herein upon the Issuer or other persons are performed, and the Trustee shall not be liable or responsible for the failure of the Issuer or such other persons to perform any act required of them by this Indenture;

(m)          the Trustee shall not be liable for interest on any moneys received by it except as the Trustee may agree in writing with the Issuer. Moneys held in trust by the Trustee need not be segregated from other funds except to the extent required by law;

(n)           the Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond their control (including but not limited to any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, epidemics, riots, strikes or other work stoppages or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); and

(o)           the permissive rights of the Trustee enumerated herein shall not be construed as duties, and the Trustee shall not be liable for any action taken or not taken by it in connection with such rights in the absence of its gross negligence or willful misconduct.

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Section 6.04.   Not Responsible for Recitals or Issuance of Notes

The recitals and other statements contained herein, in the Notes, and in any other document or certificate delivered in connection with the issuance of the Notes or pursuant to this Indenture or the Security Documents, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee will not be responsible for and makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 6.05.   May Hold Notes

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.   Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 6.07.   Compensation and Reimbursement

The Issuer agrees

(a)           to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct;

(c)           to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

(d)           the obligations of the Issuer under this Section 6.07 will survive the resignation or removal of the Trustee and the discharge of this Indenture. To secure the Issuer’s payment obligations in this section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

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Section 6.08.   Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes and any other indentures of the Issuer.

Section 6.09.   Corporate Trustee Required; Eligibility

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes, which may be Trustee hereunder for the Notes.  Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.   Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Issuer.

If at any time:

(i)            the Trustee shall fail to comply with Section 6.08 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii)           the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

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(iii)          the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Trustee with respect to all Notes, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Notes shall have been so appointed by the Issuer or the Holders of Notes and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 6.11.   Acceptance of Appointment by Successor

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

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In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Issuer, the retiring Trustee and such successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.   Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.13.   Preferential Collection of Claims Against Issuer

If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

(a)           “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)           “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

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Section 6.14.   Appointment of Authenticating Agent

The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

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From amounts received by the Trustee from the Issuer for such purpose, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to the Notes is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

As Trustee

As Authenticating Agent

By
Authorized Signatory

If all of the Notes may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Issuer wishes to have Notes authenticated upon original issuance, the Trustee, if so requested by the Issuer in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Issuer with respect to such Notes.

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Section 6.15.   Rules by Trustee

The Trustee may make reasonable rules for any Act of Holders or a meeting of Holders of Notes.

Section 6.16.   Trustee May File Proofs of Claim

In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Restricted Obligor, the Trustee (irrespective of whether the Trustee shall have made any demand on the Issuer) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Notes Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Holders and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and their respective agents and counsel) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes Obligations or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Holders hereby irrevocably authorize the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of all the Notes then outstanding, to credit bid all or any portion of the Notes Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Notes Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of Title 11, United States Bankruptcy Code of 1978, as amended, or any similar Bankruptcy Laws in any other jurisdictions to which a Restricted Obligor is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Trustee (whether by judicial action or otherwise) in accordance with any applicable law.

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In connection with any such credit bid and purchase, the Notes Obligations owed to the Holders shall be entitled to be, and shall be, credit bid on a ratable basis (with Notes Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Trustee shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Trustee shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Trustee with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Holders of a majority of the aggregate principal amount of all the Notes then outstanding, irrespective of the termination of the Notes and without giving effect to the limitations on actions by the Holders of a majority of the aggregate principal amount of all the Notes then outstanding contained in clauses (a) through (i) of the first proviso to Section 9.01 of this Indenture) and (iii) the Trustee shall be authorized to assign the relevant Notes Obligations to any such acquisition vehicle pro rata by the Holders, as a result of which each of the Holders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Notes Obligations to be credit bid, all without the need for any Holder or acquisition vehicle to take any further action.

ARTICLE Seven

Holders’ Lists and Reports by Trustee and Issuer

Section 7.01.   Issuer to Furnish Trustee Names and Addresses of Holders

The Issuer will furnish or cause to be furnished to the Trustee

(a)           quarterly, not later than 15 days after each Record Date or in the case of any Notes on which quarterly interest is not payable, not more than 15 days after such quarterly dates specified by the Trustee (which shall initially be the Interest Payment Dates), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the Record Date or such quarterly date, as the case may be, and

(b)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02.   Preservation of Information; Communications to Holders

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

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The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to Section 312(c) of the Trust Indenture Act.

ARTICLE Eight

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01.   Limited Parent Guarantor May Consolidate, Etc., Only on Certain Terms

The Limited Parent Guarantor shall not consolidate with or merge into any other Person or convey or transfer (other than a lease) all or substantially all of the properties and assets of the Limited Parent Guarantor and its Subsidiaries, taken as a whole, in any transaction or series of related transactions to any Person, and the Limited Parent Guarantor shall not permit any Person to consolidate with or merge into the Limited Parent Guarantor, unless:

(a)           The Limited Parent Guarantor is the surviving corporation (as defined herein) or, in case the Limited Parent Guarantor shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Limited Parent Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Limited Parent Guarantor shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture or other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent, Limited Parent Guarantor’s obligations under this Indenture;

(b)           immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing (or result therefrom); and

(c)           the Limited Parent Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent comply with this Section 8.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation of the Limited Parent Guarantor with, or merger of the Limited Parent Guarantor into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Limited Parent Guarantor and its Subsidiaries in accordance with this Section 8.01, the successor Person formed by such consolidation or into which the Limited Parent Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Limited Parent Guarantor under this Indenture with the same effect as if such successor Person had been named as the Limited Parent Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Limited Parent Guarantee.

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Section 8.02.   Restricted Obligors May Consolidate, Etc., Only on Certain Terms; Successor Substituted.

A Restricted Obligor may not consolidate with or merge into any other Person or convey or transfer (other than a lease) all or substantially all of its properties and assets to any other Person (other than another Restricted Obligor), and a Restricted Obligor may not permit any other Person (other than another Restricted Obligor) to consolidate with or merge into it, unless:

(a)           either (1) the Restricted Obligor is the surviving entity or (2) the Person formed by or surviving any such consolidation or merger (if other than the Restricted Obligor) or to which such conveyance, transfer or lease has been made is an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, expressly assumes, by a supplemental indenture or other documents or instruments as may be executed and delivered to the Trustee, all of the Restricted Obligor’s obligations under (i) in the case of the Issuer, the Note Documents and the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture and all obligations under the Security Documents on the part of the Issuer to be performed or observed and (ii) in the case of another Restricted Obligor, the Note Documents and the performance or observance of every covenant of this Indenture and all obligations under the Security Documents on the part of such Restricted Obligor to be performed or observed;

(b)           immediately after giving effect to such transaction, and treating any Debt which becomes an obligation of the Restricted Obligor as a result of such transaction as having been incurred by the Restricted Obligor at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing (or result therefrom); and

(c)           such Restricted Obligor (or the Issuer on its behalf) has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, that such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent comply with this Section 8.02 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with;

provided that this Section 8.02 shall not apply to a transaction that complies with Section 10.11 or to a transaction pursuant to which such Guarantor shall be released from its obligations under its Guarantee and this Indenture in accordance with Section 12.04.

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Upon any consolidation of a Restricted Obligor with, or merger of a Restricted Obligor into, any other Person or any conveyance, transfer or lease all or substantially all of the properties and assets of a Restricted Obligor in accordance with this Section 8.02, the successor Person formed by such consolidation or into which such Restricted Obligor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Restricted Obligor under the Indenture, the Notes and the other Note Documents, as applicable, with the same effect as if such successor Person had been named as such Restricted Obligor in this Indenture, and thereafter, except in the case of a lease, the predecessor Restricted Obligor shall be relieved of all obligations and covenants under this Indenture, the Notes and the Guarantee, as the case may be.

ARTICLE Nine

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.   Without Consent of Holders

Without the consent of any Holders, the Limited Parent Guarantor, the Issuer and the Trustee and the Collateral Agent, at any time and from time to time, may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreements, any Guarantee and the Notes, for any of the following purposes:

(a)            to evidence the succession of another Person to the Limited Parent Guarantor or a Restricted Obligor and the assumption by any such successor of the covenants of the Issuer herein and in the Notes, its obligations under the Security Documents or any Intercreditor Agreement or the covenants of a Guarantor herein, in its Guarantee or its obligations under the Security Documents or any Intercreditor Agreement;

(b)            to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(c)            to add any additional Events of Default for the benefit of the Holders of the Notes;

(d)            to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of any Notes in uncertificated form;

(e)            to add guarantees of or to secure the Notes or any guarantees thereof, including to add Collateral with respect to any or all of the Notes and/or Guarantees;

(f)            to evidence the release of any Guarantor or any guarantor of the Notes in accordance with this Indenture;

(g)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee, a successor Collateral Agent or a successor paying agent with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of this Indenture (including Section 6.11 or Section 14.01, as applicable);

(h)           to cure any ambiguity, to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

(i)            to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance (whether legal or covenant defeasance) or satisfaction and discharge of the Notes; provided that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(j)            with respect to the Security Documents, as provided in the relevant Security Document;

(k)           to comply with the rules of any applicable Depositary;

(l)            to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (l) shall not adversely affect the interests of the Holders of Notes in any material respect;

(m)          to provide for the succession of any parties to the Security Documents (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time that is not prohibited by this Indenture;

(n)            to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable to qualify this Indenture under the Trust Indenture Act or in accordance with any amendments to the Trust Indenture Act;

(o)            to release any Collateral from the Lien securing the Notes when permitted or required by the Security Documents, the Intercreditor Agreements and/or this Indenture (including pursuant to Section 10.11 and Section 14.04);

(p)            to make, complete or confirm any grant of a Lien or security interest in any property or assets as additional Collateral securing the Notes Obligations, including when permitted or required by this Indenture or the Security Documents; or

(q)            to execute or amend any Security Document or any Intercreditor Agreement (or any supplement or joinder to any of the foregoing) under circumstances provided in this Indenture or therein.

Section 9.02.   With Consent of Holders

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, by Act of said Holders delivered to the Issuer, the Limited Parent Guarantor and the Trustee, the Limited Parent Guarantor, the Issuer, and the Trustee and Collateral Agent may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreements, any Guarantee and the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)            change the Stated Maturity of the principal of, or any installment of principal or interest on, any Note, or reduce the principal amount or the rate or timing of interest thereon, or reduce the amount (including the amount of any premium payable) due upon the redemption thereof, or reduce the amount of the principal of a Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or that would be due and payable upon the Mandatory Amortization pursuant to Section 11.03, or change the date on which any Note may be subject to a Mandatory Amortization, or change any Place of Payment where, or the coin or currency in which, any Note, premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); provided, however, that this clause shall not require the consent of the Holder of each Outstanding Note (and shall only require the consent of Holders of not less than a majority in principal amount of the Outstanding Notes affected) to amend or supplement Section 10.11 (or any definition related thereto);

(b)            reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(c)            modify any of the provisions of this Section, Section 5.08 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” or “the Collateral Agent” and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of this Indenture (including Section 6.11, Section 14.01 and clause (g) of Section 9.01, as applicable);

(d)           change or alter the priority of the Liens securing the Notes in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than as provided under the terms of this Indenture or the Security Documents;

(e)           change any Security Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes, other than as provided under the terms of this Indenture or the Security Documents; or

(f)            modify, waive, amend, release or subordinate the Parent Limited Guarantee, or otherwise modify, waive or amend any provision of Section 12.12 (in each case, other than any modification or amendment permitted to be made without the consent of any Holder in accordance with Section 9.01(h) or (l)).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

In addition, without the consent of the Holders of at least 90% of the aggregate principal amount of all the Notes then outstanding, (i) the Limited Parent Guarantor and the Restricted Obligors and their respective Affiliates may not take any action to release, or have the effect of releasing: (1) all or substantially all of the aggregate value of the Guarantees, or all or substantially all of the Guarantors or (2) all or substantially all of the Collateral and (ii) this paragraph and Sections 10.08 and 10.11(a)(ii) may not be amended, supplemented or otherwise modified.

Section 9.03.   Execution of Supplemental Indentures

The Trustee and the Collateral Agent, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to Section 3.12 or this Article Nine; provided that the Trustee and the Collateral Agent may, but shall not be obligated to, enter into any such supplemental indenture which affects their respective rights, duties or immunities under this Indenture or otherwise. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by Section 3.12 or this Article or the modifications thereby of the trusts created by this Indenture, the Trustee and the Collateral Agent shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

Section 9.04.   Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under Section 3.12 or this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.   Reference in Notes to Supplemental Indentures

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to Section 3.12 or this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE Ten

Covenants

Section 10.01.   Payment of Principal, Premium and Interest

The Issuer covenants and agrees that it will duly and punctually pay the principal of (and premium, if any), and any interest on, the Notes in accordance with the terms of the Notes and this Indenture.

Section 10.02.   Maintenance of Office or Agency

The Issuer will maintain in each Place of Payment for the Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.   Money for Notes Payments to Be Held in Trust

If the Issuer shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any), and any interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of (and premium, if any), and any interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal of (and premium, if any), and interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any), and any interest on, any Notes and remaining unclaimed for two years after such principal (and premium, if any) and any interest has become due and payable shall be paid to the Issuer on Company Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 10.04.   Statement by Officers as to Default

The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.05.   Existence

Subject to Article Eight, the Restricted Obligors will do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence, rights (charter and statutory) and franchises; provided, however, that no Restricted Obligor shall be required to preserve any such right or franchise if the Board of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Restricted Obligors taken as a whole.

Section 10.06.   Limitation on Restricted Payments

Neither HoldCo nor the Issuer shall, and shall not permit any Restricted Obligor to, declare or make any Restricted Payment, other than a Permitted Payment.

Section 10.07.   Limitations on Incurrence of Debt and Issuance of Preferred Stock

(a)            The Issuer will not, and will not permit any Restricted Obligor to, incur any Debt or issue any shares of Disqualified Stock or Preferred Stock; provided that the foregoing limitations shall not apply to:

(i)            the Notes (including any guarantees thereof);

(ii)           Debt in an aggregate principal amount at any time outstanding not in excess of $5.0 million;

(iii)           Debt in an aggregate principal amount at any time outstanding not in excess of the Available Amount (any such Debt, the “Amortization Debt”), the proceeds of which are used to fund one Guaranteed Mandatory Amortization (including any guarantees thereof);

(iv)           Debt in respect of Capital Leases existing on the Issue Date, and any refinancings thereof;

(v)            Debt in respect of Letters of Credit Obligations incurred in the ordinary course of business and consistent with past practice;

(vi)           Debt, the proceeds of which are used to concurrently repay the Notes in full; and

(vii)          Permitted Intercompany Debt.

(b)            The Limited Parent Guarantor shall cause each of its controlled Affiliates that provides any Permitted Intercompany Intra-Month Debt and any Permitted Intercompany Advances Debt to any Restricted Obligor to subordinate such Permitted Intercompany Debt to the Notes and the related Guarantees pursuant to an Acceptable Subordination Agreement.

Section 10.08.   Amortization Sources

(a)            The Issuer and the Limited Parent Guarantor shall source exclusively from the Assets of the Limited Parent Guarantor or its Subsidiaries (other than any of the Collateral and any of the Assets of the Restricted Obligors) at least $40.0 million of funds and shall cause such funds to be actually applied, in cash, to the payment of the Guaranteed Mandatory Amortizations pursuant to Section 11.03. No portion of the Collateral, nor any Assets of any Restricted Obligor, may be directly or indirectly used, pledged, offset, set off, recouped, exchanged, encumbered, reduced, impaired or otherwise applied to fund, satisfy or discharge any portion of such $40.0 million obligation, and no payment of the Guaranteed Mandatory Amortizations from such $40.0 million obligation shall directly or indirectly reduce, impair, offset, encumber or otherwise adversely affect any Collateral or any Assets of any Restricted Obligor (including, without limitation, the Capital Improvements Account, the Reserve Account, the Operating Account and any Lockbox Account). Notwithstanding the foregoing, funds not exceeding the Available Amount may be applied to Guaranteed Mandatory Amortizations from the proceeds of any Amortization Debt or from amounts in the Reserve Account.

(b)            Upon the making of any Guaranteed Mandatory Amortization, the Issuer shall provide the Issuer’s Independent Director reasonable detail regarding the source of the funds for any such Guaranteed Mandatory Amortization.

Section 10.09.   Limitations on Liens.

(a)            The Issuer will not, and will not permit any of the Restricted Obligors to, create, incur, assume or otherwise cause to exist or become effective any Lien securing Debt upon any Collateral or property of such Restricted Obligor, in each case other than Permitted Liens.

Section 10.10.   Provision of Financial and Other Information.

(a)            The Issuer shall file, furnish or otherwise report (x) its audited annual and unaudited quarterly financial statements within (i) in the case of its annual financial statements, 120 days after the end of the fiscal year to which they relate, and (ii) in the case of its quarterly financial statements for each fiscal quarter other than the last fiscal quarter of each fiscal year, 60 days after the end of the fiscal quarter to which they relate, and (y) with respect to the annual financial statements only, a report on the annual financial statements by the Company’s independent registered public accounting firm.

(b)            At the time annual or quarterly reports are provided pursuant to Section 10.10(a), the Issuer shall file, furnish or otherwise report, and make available in the Data Room, the amount of funds in each of the Reserve Account and the Capital Improvements Account as of the end of the related fiscal quarter.

(c)            So long as there are more than five (5) Collateral Properties, the Issuer shall deliver (or cause to be delivered) to the Trustee and make available in the Data Room,

(i)            a report providing: (A) the aggregate outstanding principal amount of the Notes and (B) the aggregate Appraisal Value for all Collateral Properties, which shall be provided, as of the end of each calendar month and no later than 10 Business Days after the end of such calendar month; and

(ii)            promptly and in any event no later than 10 Business Days after any Collateral Property is sold, the Appraisal Value and the sale price of such Collateral Property.

(d)            The Issuer shall make available such information and such reports as set forth in clauses (a)-(c) above by posting such information on its website, on Intralinks or any comparable password-protected online data system (the “Data Room”), which shall require a confidentiality acknowledgment (and such confidentiality acknowledgement shall not be more restrictive than the terms set forth in this paragraph), and shall make such information readily available to any Holder, any “beneficial owner” of any Notes, any prospective investor in the Notes, any market maker in the Notes and any securities analysts of the Notes; provided that the Issuer shall post such information thereon and make readily available any password or other login information to any such Holder, “beneficial owner” of any Notes, prospective investor, any market maker in the Notes or securities analyst of the Notes; provided, further, that such Holders, “beneficial owner” of any Notes, prospective investors, any market maker in the Notes and any securities analysts of the Notes shall agree (i) to treat all such reports (and the information contained therein) and information as confidential, (ii) in the case of any Holder, any “beneficial owner” of any Notes, or any prospective investor in the Notes, to not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes and purposes related thereto, including communications with such person’s affiliates, managers, advisors, agents and investors and in connection with any enforcement of their rights or remedies arising from the Note Documents and (iii) in the case of any Holder or any prospective investor in the Notes, not publicly disclose any such reports (and the information contained therein) to any person other than such person’s affiliates, managers, advisors, agents and investors; provided, further, that the Issuer shall be deemed to have furnished the information referred to in clauses (a) and (b) above if such reports have been filed with the Commission.

(e)            The Issuer shall maintain books and records of, and provide to any Holder or any “beneficial owner” of any Notes (subject to execution of a confidentiality agreement with appropriate confidentiality restrictions necessary to protect any future sales process and including no cleansing obligation), the Appraisal Value and Release Price of each Collateral Property and the cash expenditures (other than (1) tenant improvements or other similar improvement required to be made pursuant to any lease agreement, (2) other lease related costs, and (3) any fees paid to any Affiliate of the Limited Parent Guarantor) expended after the Issue Date on Capital Improvements at all of the Collateral Properties that are Collateral securing the Notes as of such date.

(f)            The Issuer shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(g)            Unless otherwise filed with the Commission, the Issuer shall make available in the Data Room, (i) within ten (10) Business Days of the date hereof, an unredacted copy of each of the Indenture, the Notes and the Security Agreement (provided that, in the case of the Security Agreement, any bank account numbers may be redacted) as in effect on the date hereof, and (ii) upon any amendment to the Indenture, the Notes or the Security Agreement, within ten (10) Business Days of the date thereof.

(h)            The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports, financial statements, documents or information filed by the Limited Parent Guarantor or any Restricted Obligor and delivery of such reports, financial statements, documents or information to the Trustee is for informational purposes only and receipt of such shall not constitute constructive notice thereof or any information contained therein.

(i)            For avoidance of doubt, the Issuer (and not the Limited Parent Guarantor or any of its Subsidiaries (other than HoldCo and its Subsidiaries)) shall be responsible for any fee or expense (including fees and expenses of its independent accountants and legal counsel) incurred in connection with compliance with this Section 10.10 and, notwithstanding any provision of this Indenture that would otherwise restrict such actions, if any such expenses are paid by the Limited Parent Guarantor or any of its Subsidiaries (other than HoldCo and its Subsidiaries), the Issuer shall reimburse the Limited Parent Guarantor or such Subsidiary for such expenses in accordance with the Allocation Agreement.

Section 10.11.   Limitation on Asset Sales; Event of Loss.

(a)            The Issuer shall not, HoldCo shall not cause or permit the Issuer to, and the Issuer shall not cause or permit any of the Restricted Obligors, to consummate an Asset Sale of any Collateral (including any Equity Interests of any Guarantor that directly or indirectly holds such Collateral) unless:

(i)            such Restricted Obligor receives consideration (including by way of relief from or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale of such Collateral at least equal to the Fair Market Value (determined on any date on which such Collateral is contractually agreed to be sold in good faith by the Issuer) of the Collateral issued or sold or otherwise disposed of;

(ii)            such Restricted Obligor receives Net Proceeds at the time of the Asset Sale of such Collateral at least equal to 70.0% of the value attributed by the Issue Date Appraisals (or in the case of any Collateral that does not secure the Notes as of the Issue Date, a Qualified Appraisal) to the Collateral that is the subject of such Asset Sale (such value, the “Appraisal Value”, and 70.0% of such Appraisal Value, the “Release Price”)); provided that the requirement set forth in this clause (ii) may be waived with respect to an Asset Sale of a particular Collateral Property (1) by either (x) the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes or (y) the Independent Director of the Issuer or (2) without the consent of any other party, if such Net Proceeds will be applied for any Mandatory Amortization other than Guaranteed Mandatory Amortizations, to the extent the Issuer redeems Notes using funds from the Reserve Account in an amount equal to the difference between the Release Price and the Net Proceeds received from such Asset Sale and (x) the Net Proceeds of such Asset Sale are no more than 10% less than the Release Price of such Collateral in connection with the payment of the Fourth Mandatory Amortization or no more than 15% less than the Release Price of such Collateral in connection with the payment of the Fifth Mandatory Amortization and (y) the Issuer has provided an Officer’s Certificate that such Collateral has been the subject of a reasonable good faith marketing process consistent with industry practice and that the proposed sale is the highest or best offer; and

(iii)            100% of the consideration received in the Asset Sale of such Collateral by such Restricted Obligor is in the form of Cash or Cash Equivalents.

(b)            The amount of any Net Proceeds shall constitute “Excess Proceeds”. No later than the 10th Business Day following receipt of any Excess Proceeds, the Issuer shall be required to apply such Excess Proceeds as follows: (i) first, if and only if (x) the aggregate principal amount of the Notes outstanding after application of such Excess Proceeds, divided by (y) the Adjusted Issue Date Appraisals as of the date of such Asset Sale, is less than or equal to 70%, 7.0% of the Release Price may, at the Issuer’s sole option, be deposited into the Capital Improvements Account; (ii) second, to redeem an amount of the Notes outstanding to be determined by the Issuer as of such date of application equal to not less than (x) the Release Price of the Collateral Property that is the subject of such Asset Sale minus (y) any amounts deposited into the Capital Improvements Account pursuant to clause (i) above, at a Redemption Price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to, but not including, the Redemption Date (such redemption, a “Collateral Asset Sale Redemption”); (iii) third, (x) with respect to the first $150.0 million of the Gross Proceeds of Asset Sales of Collateral since the Issue Date, the balance of such Excess Proceeds shall be deposited in the Reserve Account or applied in respect of a Fourth Mandatory Amortization or a Fifth Mandatory Amortization, and (y) with respect to the Gross Proceeds of Asset Sales of Collateral since the Issue Date in excess of such $150.0 million, 50% of the balance of such Excess Proceeds shall be applied to make a Collateral Asset Sale Redemption and the remaining 50% of the balance of such Excess Proceeds shall be deposited in the Reserve Account. Any Collateral Asset Sale Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08. Any consideration received in respect of an Asset Sale of any Collateral shall be retained by the Issuer either in the Capital Improvements Account (to the extent that deposits into the Capital Improvements Account are made pursuant to this Indenture) or in a Reserve Account. Any amounts that are held in any Reserve Account shall be used solely for the payment of lawful expenses of a Restricted Obligor (other than HoldCo), repairs or Capital Improvements on the Collateral Properties as of such date of payment, or principal or interest payments on the Notes (or the repayment of Permitted Intercompany Advances Debt to the extent permitted pursuant to Section 10.06). Any amounts that are held in any Capital Improvements Account shall be used solely for Capital Improvements on the Collateral Properties as of such date of payment. No consideration received in respect of an Asset Sale of any Collateral may be used to make a Restricted Payment.

(c)            If any Event of Loss occurs with respect to any Collateral, which results in the realization or receipt by a Restricted Obligor of Net Proceeds in respect of such Collateral, such Restricted Obligor shall apply such Net Proceeds, on or prior to the 20th Business Day after the date of the realization or receipt of such Net Proceeds, to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Net Proceeds in respect of such Event of Loss, if any, at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, an “Event of Loss Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that any Event of Loss Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08.

(d)            [Reserved].

(e)            Notwithstanding anything to the contrary in this Indenture, the Restricted Obligor shall not agree to or consummate any Asset Sale of any of the Collateral to the Limited Parent Guarantor or any Affiliate thereof (other than a Restricted Obligor), unless the Net Proceeds of such Asset Sale exceeds 70% of the Appraisal Value of the relevant Property and the Issuer delivers an Officer’s Certificate to the Trustee providing that (1) such Property was the subject of a reasonable good faith marketing process consistent with industry practice and the Affiliate did not possess any material information related to such Property that was not disclosed as part of such marketing process, (2) the Issuer’s Board (including the Independent Director) has been provided with timely access to all material information regarding such marketing process and copies of all bids received and (3) such Asset Sale to such Affiliate is the highest or best offer for such Property.

Section 10.12.   Collateral Covenants.

(a)            As of the Issue Date, the Restricted Obligors shall have executed and delivered or caused to be delivered (i) the Security Agreement executed by the Restricted Obligors, (ii) UCC-1 financing statements in respect of security interests granted by the Restricted Obligors for filing in all applicable jurisdictions and (iii) customary opinions of counsel as to the creation, attachment and perfection of the security interests created by the Security Documents.

(b)            With respect to each Collateral Property, the Issuer shall provide to the Collateral Agent, within 5 Business Days after the Issue Date, a Mortgage and any necessary UCC fixture filing in respect thereof, together with:

(i)            an Officer’s Certificate confirming that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing (if applicable) are in form suitable for filing or recording in all filing or recording offices that are reasonably necessary in order to create a valid and subsisting Lien on such Collateral Property in favor of the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes each with a secured amount equal to the principal amount of the Notes; provided, however, with respect to any Collateral Property located in a jurisdiction that requires payment of mortgage recording tax (or the equivalent) based on the maximum secured indebtedness stated in such Mortgage, the Mortgages in such jurisdictions will secure an amount equal to the Fair Market Value thereof (as determined by the Issue Date Appraisals), (B) the Issuer has authorized a nationally recognized title insurance company to submit, as promptly as possible, such Mortgage and any corresponding UCC or equivalent fixture filings for recording or filing, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for;

(ii)            fully paid pro forma lender’s policies of title insurance issued by a nationally recognized title insurance company in the applicable jurisdiction that is selected by the Issuer and insuring the relevant Mortgage as having created a first priority valid and subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, which shall include a tie-in endorsement to the extent available on commercially reasonable terms, in each case with final completed title policies issued promptly following the recording of the Mortgages. Each such policy of title insurance shall be in an amount equal to the proportionate allocated loan amount for the Collateral Property based on the Fair Market Value thereof (as determined by the Issue Date Appraisals) provided that such policy includes a tie-in endorsement permitting such policy to tie-in to such other policies as may be necessary to provide title coverage (after factoring in such tie-in endorsement) in an amount at least equal to the Fair Market Value of the applicable Collateral Property; otherwise, the amount of such policy shall equal the Fair Market Value (as determined by the Issue Date Appraisals) of the Collateral Property; and

(iii)            if requested by the Collateral Agent (acting at the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes), and to the extent such documents are in the Issuer’s possession, copies of any surveys, zoning reports, appraisals, and environmental reports.

(c)            By the date that is no later than the 45th day following the Issue Date, the Restricted Obligors shall have delivered a Control Agreement in favor of the Collateral Agent over each Deposit Account and Securities Account (including, for the avoidance of doubt, each of the Capital Improvements Account, the Operating Account, the Reserve Account and, if such account is separate from the Operating Account, the Lockbox Account) owned by any such Restricted Obligor existing on the Issue Date (other than any Excluded Accounts), subject to terms reasonably acceptable to the Collateral Agent.

Section 10.13.   Additional Collateral Covenants

(a)            Any property management agreement with respect to the Collateral (including the Property Management Agreement) shall provide that such property management agreement is terminable by the Issuer following a default described in Section 6.02, and in no event shall such property management agreement provide that the Issuer is liable for any termination or similar fee thereunder following any such default without the consent of the Board of the Issuer (including the affirmative consent of the Independent Director).

(b)            Solely following the occurrence and during the continuation of an Event of Default, the execution of a Major Lease by any of the Restricted Obligors and associated capital commitments with respect to any of the Collateral shall be subject to the approval of the Issuer’s Independent Director.

Section 10.14.   Negative Pledge

(a)            The Restricted Obligors shall not, and shall not cause or permit its Subsidiaries to, take any action that would prohibit such Subsidiary from providing a Guarantee of the Notes if such Subsidiary would otherwise be required to guarantee the Notes.

Section 10.15.   Limited Activities

(a)            The Restricted Obligors shall not engage in any operations or business activities or otherwise own, hold or be liable for any assets, liabilities or other investments other than:

(i)            acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and/or operating one or more Collateral Properties;

(ii)           activities and contractual rights incidental to maintenance of its corporate or organizational existence or incidental to any other activity permitted by this Section 10.15(a);

(iii)           ownership of Capital Stock;

(iv)           performance of their obligations under the Note Documents to which they are party and operations and activities reasonably related thereto; and

(v)            engaging in activities expressly permitted by Article Eight, Sections 10.06, 10.07 and 10.09, and/or Section 11.01(a).

(b)            Each of the Issuer and HoldCo shall, and shall take commercially reasonable efforts to cause each Subsidiary Guarantor to, at all times (i) comply with the SPE Requirements applicable to the Issuer, HoldCo and the Subsidiary Guarantors and (ii) preserve and keep in full force and effect its existence as a Special Purpose Entity.

Section 10.16.   Transactions with Affiliates.

The Restricted Obligors shall not enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with or for the benefit of the Limited Parent Guarantor or any Affiliate thereof (other than any Restricted Obligor) (an “Affiliate Transaction”), unless the terms of the Affiliate Transaction (x) other than with respect to an Asset Sale (which shall be governed by clause (y)), have been approved by the Independent Director of the Issuer, or (y) with respect to any Asset Sale, satisfy the requirements set forth in Section 10.11(e); provided, however, that the foregoing restrictions shall not apply to (a) Permitted Payments, (b) the entry into or performance of any Property Management Agreement, (b) the entry into or performance of any Business Management Agreement, (d) the entry into or performance of the Allocation Agreement, (e) the entry into and performance of any Services Agreement, (f) the incurrence of Permitted Intercompany Intra-Month Debt and Permitted Intercompany Advances Debt, and (g) withdrawals from the Lockbox Account by the Manager to the extent permitted by Section 10.18(e)(v).

Section 10.17.   After-Acquired Property.

If any Assets are held or acquired by a Restricted Obligor that is not automatically subject to a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest under the Security Documents, or any of the Restricted Obligors forms or acquires a direct or indirect Subsidiary; then, in each case, the Restricted Obligor shall promptly (i) provide a Lien over such property or Subsidiary substantially consistent with the Liens granted over similar property on the Issue Date in favor of the Collateral Agent and (ii) execute and deliver any such supplement or joinder to the Security Agreement and such other Security Documents as shall be necessary to vest in the Collateral Agent a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest in such property and to have such property or Subsidiary (but subject to the limitations set forth in the Security Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property, assets or Subsidiary, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Security Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel are customary in such jurisdictions.

Section 10.18.   Cash Management.

(a)            The Restricted Obligors shall maintain at all times all Cash and Cash Equivalents at Deposit Accounts or Securities Accounts with any financial institution that has entered into a Control Agreement other than Cash and Cash Equivalents held in Excluded Accounts; provided, that Control Agreements required to be delivered under this Section 10.18 with respect to Deposit Accounts and Securities Accounts existing on the Issue Date shall be subject to the 45-day post-closing period set forth in Section 10.12(c).

(b)            Any Cash and Cash Equivalents that are held in the Capital Improvements Account shall only be applied in accordance with Section 10.11(b).

(c)            Any Cash and Cash Equivalents that are held in the Reserve Account shall only be applied in accordance with Section 10.11(b).

(d)            Any Deposit Account or Securities Account of the Restricted Obligors that is not an Excluded Account, the Capital Improvements Account or the Reserve Account shall not be used in contravention of Section 10.15(a).

(e)            Lockbox Accounts.

(i)            On or prior to the Issue Date, the Issuer shall cause one of the Restricted Obligors (the “Lockbox Entity”) to establish a lockbox service on a deposit account (which may be the Operating Account) with a nationally recognized financial institution that sweeps into the Operating Account if such account is separate from the Operating Account (the “Lockbox Account”).

(ii)            Within five (5) business days following the Issue Date, each Restricted Obligor that owns any Collateral Property (each such entity, a “Collateral Property Owner”) must provide notice of the account information for the Lockbox Account to each of its tenants and direct each such tenant to make all payments due to such Collateral Property Owner to the Lockbox Account.

(iii)           Within five (5) business days following the Issue Date, each Collateral Property Owner shall direct each of its tenants to deposit all funds paid to such Collateral Property Owner to be paid into the Lockbox Account.

(iv)           The Restricted Obligors shall cause the Manager to direct any amounts received by the Limited Parent Guarantor or its Subsidiaries that are not Restricted Obligors from tenants on account of any Collateral Property and owed to any Collateral Property Owner to the Operating Account as soon as commercially practicable.

(v)            If an Event of Default (or any event which, after notice or lapse of time or both, would become an Event of Default) has occurred and is continuing (or a default or Event of Default would result therefrom), the Restricted Obligors shall not permit the Manager to withdraw amounts from the Lockbox Account to pay management fees payable to the Manager pursuant to the Property Management Agreement or the Business Management Agreement (it being understood and agreed that if no Event of Default (or any event which, after notice or lapse of time or both, would become an Event of Default) has occurred and is continuing (or a default or Event of Default would result therefrom), the Manager may withdraw amounts from the Lockbox Account to pay management fees payable to the Manager pursuant to the Property Management Agreement and the Restricted Obligors’ allocable share of management fees payable to the Manager pursuant to the Business Management Agreement and the Allocation Agreement).

Section 10.19.   Other Covenants.

(a)           Within 20 Business Days after the Issue Date, the Issuer shall use commercially reasonable efforts to cause information regarding the Notes (including the maturity date, interest payment dates, interest record dates and amortization schedule of the Notes) to be reflected on the systems of Bloomberg LP, including the Bloomberg platform.

(b)           The Issuer shall use commercially reasonable efforts to cooperate with at least two of the Rating Agencies to obtain, as soon as commercially practicable and in any event within the three-months following the Issue Date, a credit rating of the Notes from at least two of the Rating Agencies, and shall maintain such ratings, but shall not be required to obtain any specific rating.

(c)           For avoidance of doubt, the Issuer (and not the Limited Parent Guarantor or any of its Subsidiaries (other than HoldCo and its Subsidiaries)) shall be responsible for any fee or expense (including fees and expenses of legal counsel) incurred in connection with compliance with this Section 10.19 and, notwithstanding any provision of this Indenture that would otherwise restrict such actions, if any such expenses are paid by the Limited Parent Guarantor or any of its Subsidiaries (other than HoldCo and its Subsidiaries), the Issuer shall reimburse the Limited Parent Guarantor or such Subsidiary for such expenses in accordance with the Allocation Agreement.

ARTICLE Eleven

Redemption of Notes

Section 11.01.   Redemption at the Option of the Issuer

(a)            The Issuer may redeem at its option (an “Optional Redemption”) on any one or more occasions all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date):

Dates	Price
From the Issue Date through July 31, 2027	100.000%
From August 1, 2027 through January 31, 2028	103.000%
From February 1, 2028 through July 31, 2028	102.000%
From August 1, 2028 through January 31, 2029	101.000%
From February 1, 2029 through December 31, 2029	100.000%

(b)            Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent as provided in Section 11.05; provided that in no event shall such provision or conditions precedent limit the Issuer’s obligation to repurchase or redeem the Notes pursuant to Section 10.11, 11.03 or 11.09.

(c)            Nothing in this Indenture will limit the Limited Parent Guarantor or its Affiliates’ ability to repurchase or retire Notes other than by redemption, whether by tender offer, exchange offer, open market repurchases, privately negotiated transactions or otherwise.

(d)            Without limiting the generality of this Section 11.01, it is understood and agreed that if the Notes are accelerated as a result of an Event of Default (including, but not limited to Section 5.01(e), Section 5.01(f) or upon the occurrence or commencement of any bankruptcy or insolvency proceeding or other event pursuant to any applicable Bankruptcy Law (including the acceleration of claims by operation of law)), the Notes that become due and payable shall include the payment of all amounts determined as of such date if the Notes were optionally redeemed pursuant to this Section 11.01 on such date (the “Applicable Premium”), which shall become immediately due and payable by the Restricted Obligors, and shall constitute part of the Notes Obligations as if the Notes were being optionally redeemed or repaid as of such date, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a good faith reasonable estimate and calculation of each beneficial holder’s lost profits and/or actual damages as a result thereof. The Applicable Premium shall also be automatically and immediately due and payable if the Notes Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure, or by any other means in connection with an Event of Default described in the preceding sentence, including without limitation, under a plan of reorganization or similar manner in any bankruptcy, insolvency or similar proceeding. The Applicable Premium payable pursuant to this Indenture shall be presumed to be the liquidated damages sustained by each beneficial holder as the result of the early repayment or prepayment of the Notes (and not unmatured interest or a penalty) and the Restricted Obligors agree that it is reasonable under the circumstances currently existing. If the Applicable Premium becomes due and payable pursuant to this Indenture, the Applicable Premium shall be deemed to be principal of the Notes and Notes Obligations under this Indenture and interest shall accrue on the full principal amount of the Notes (including the Applicable Premium). In the event the Applicable Premium is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, the Applicable Premium shall nonetheless constitute Notes Obligations under this Indenture for all purposes hereunder. THE RESTRICTED OBLIGORS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Restricted Obligors expressly acknowledge and agree (to the fullest extent they may lawfully do so) that: (A) the Applicable Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Applicable Premium shall be payable under the circumstances described herein notwithstanding the then prevailing market rates at the time payment or redemption is made, (C) there has been a course of conduct between the beneficial holders, the Restricted Obligors giving specific consideration in this transaction for such agreement to pay the Applicable Premium under the circumstances described herein, (D) the Applicable Premium shall not constitute unmatured interest, whether under section 502(b) of the Bankruptcy Code or otherwise, (E) the Applicable Premium does not constitute a penalty or an otherwise unenforceable or invalid obligation, (F) the Restricted Obligors shall not challenge or question, or support any other person in challenging or questioning, the validity or enforceability of the Applicable Premium or any similar or comparable prepayment fee under the circumstances described herein, and the Restricted Obligors shall be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any prepayment fee similar or comparable to the Applicable Premium, and (G) the Restricted Obligors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Restricted Obligors expressly acknowledge that their agreement to pay or guarantee the payment of the Applicable Premium to the beneficial holders as herein described is individually and collectively a material inducement to the beneficial holders to purchase the Notes. The parties acknowledge that the Applicable Premium provided for under this Indenture is believed to represent a genuine estimate of the losses that would be suffered by the beneficial holders as a result of the Restricted Obligors’ breach of their obligations under this Indenture. The Restricted Obligors waive, to the fullest extent permitted by law, the benefit of any statute affecting its liability hereunder or the enforcement hereof. Nothing in this paragraph is intended to limit, restrict, or condition any of the Restricted Obligors’ obligations, rights or remedies hereunder.

(e)            For the avoidance of doubt, no premium shall be payable on the Notes in connection with any Mandatory Amortization, any Collateral Asset Sale Redemption or any Event of Loss Redemption.

Section 11.02.   Election to Redeem; Notice to Trustee

In case of any redemption at the election of the Issuer of less than all the Notes, the Issuer shall, at least 15 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and the principal amount of Notes to be redeemed.

Section 11.03.   Mandatory Redemptions

(a)            On or before August 1, 2026, the Issuer will be required to redeem a principal amount of Notes equal to $5,000,000, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “First Mandatory Amortization”).

(b)            On or before November 1, 2026, the Issuer will be required to redeem a principal amount of Notes equal to $15,000,000, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “Second Mandatory Amortization”).

(c)            On or before February 1, 2027, the Issuer will be required to redeem a principal amount of Notes equal to $30,000,000, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “Third Mandatory Amortization” and, collectively with the First Mandatory Amortization and the Second Mandatory Amortization, the “Guaranteed Mandatory Amortizations”).

(d)            On or before February 1, 2028, the Issuer will be required to redeem an aggregate principal amount of Notes equal to $45,000,000, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “Fourth Mandatory Amortization”); provided that the Fourth Mandatory Amortization may be made from proceeds of an Asset Sale in connection with a Collateral Asset Sale Redemption or from funds on deposit in the Reserve Account.

(e)            On or before February 1, 2029, the Issuer will be required to redeem an aggregate principal amount of Notes equal to $45,000,000, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “Fifth Mandatory Amortization” and, collectively with the First Mandatory Amortization, the Second Mandatory Amortization, the Third Mandatory Amortization and the Fourth Mandatory Amortization, the “Mandatory Amortizations”); provided that the Fifth Mandatory Amortization may be made from proceeds of an Asset Sale in connection with a Collateral Asset Sale Redemption or from funds on deposit in the Reserve Account.

(f)            Any redemption of the Notes pursuant to Section 11.01(a) shall reduce the aggregate principal amount of the Notes that must be redeemed pursuant to the Mandatory Amortizations in direct order of maturity.

(g)           The Issuer shall only be required to make a mandatory redemption or mandatory repurchase offer with respect to the Notes as provided in Sections 10.11, 11.03 and 11.09, and the Notes will not otherwise be subject to mandatory redemption or any sinking fund payments.

(h)            Any calculation of the principal amount of Notes to be redeemed in respect of a Mandatory Amortization shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

Section 11.04.   Selection by Trustee of Notes to Be Redeemed

If less than all the Notes are to be redeemed, not more than 60 days prior to the Redemption Date, the Trustee shall select the Notes to be redeemed from the Outstanding Notes not previously called for redemption, on a pro rata basis or by lot and which may provide for the selection for redemption of a portion of the principal amount of any Note, provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected not more than 60 days (subject to Section 11.05) prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption as aforesaid and, in case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

For so long as the Notes are held by The Depository Trust Company (or another Depositary), the redemption of the Notes, including the selection of Notes to be redeemed, shall be done in accordance with the policies and procedures of the Depositary.

Section 11.05.   Notice of Redemption

Notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of Notes to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date, except that any notice of redemption may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a Defeasance of Notes pursuant to Article Thirteen hereof or a satisfaction and discharge of this Indenture pursuant to Article Four hereof. In connection with any redemption of Notes, any such redemption may, at the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuer’s discretion, the Redemption Date may be delayed (including more than 60 days after notice is given) until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

All notices of redemption shall state:

(a)           the Redemption Date,

(b)           the Redemption Price,

(c)           if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the Notes to be redeemed and, if less than all the Outstanding Notes are to be redeemed, the principal amount of the Notes to be redeemed,

(d)           that on the Redemption Date the Redemption Price will become due and payable upon the Notes to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)           the place or places where such Notes are to be surrendered for payment of the Redemption Price,

(f)            the applicable “ISIN” and/or “CUSIP” numbers, if any, and

(g)           if applicable, that such redemption may be subject to satisfaction of one or more conditions precedent.

A notice of redemption published as contemplated by Section 1.06 need not identify the particular Notes to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

Section 11.06.   Deposit of Redemption Price

On or before 11:00 a.m. Eastern Time on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03 of this Indenture) an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on such Redemption Date.

Section 11.07.   Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, subject to any applicable conditions precedent, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any of the Notes for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 11.08.   Notes Redeemed in Part

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or the attorney of such Holder duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 11.09.   Change of Control Offer

(a)            Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem the Notes (or otherwise satisfies the Notes Obligations) in full pursuant to an Optional Redemption, a Defeasance pursuant to Section 13.02 or a satisfaction and discharge pursuant to Article Four, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that Holder’s Notes, at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “Change of Control Payment”).

(b)            Within 30 days following any Change of Control or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute a Change of Control, the Issuer shall electronically deliver or mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase the Notes on the payment date specified in the notice, which date shall be no earlier than 30 days and (except to the extent such notice is conditioned upon the occurrence of a Change of Control) no later than 60 days from the date such notice is electronically delivered or mailed, other than as may be required by law (the “Change of Control Payment Date”). The Change of Control Payment Date may be designated by reference to the date that the Change of Control occurs, rather than a specific date. The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control occurring on or prior to the Change of Control Payment Date.

(c)            The Issuer shall not be required to make a Change of Control Offer if the Limited Parent Guarantor, an Affiliate thereof or a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements applicable to such an offer had it been made by the Issuer, and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer may not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control.

(d)            If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control and the Issuer, the Limited Parent Guarantor, an Affiliate thereof or any third party making an offer to repurchase the Notes upon a Change of Control in lieu of the Issuer, as described in the immediately preceding clause (c), purchase all of the Notes validly tendered and not withdrawn by such Holders, then the Issuer shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)            The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 11.09 or the Notes, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 11.09 or the Notes by virtue of compliance with such securities laws and regulations.

(f)            Notwithstanding anything to the contrary in the Indenture, for the avoidance of doubt, the Issuer’s obligation to repurchase Notes upon a Change of Control may be waived by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes.

ARTICLE Twelve

GUARANTEES

Section 12.01.   Restricted Obligor Guarantee.

Subject to this Article Twelve, each of the Restricted Obligors (other than the Issuer) (it being understood that all references to Restricted Obligors in this Article 12 exclude the Issuer) hereby jointly and severally, irrevocably and unconditionally guarantees, on a secured basis, to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer under this Indenture or the Notes, that:

(a)            the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise, and all obligations of the Issuer to Holders of the Notes or the Trustee under this Indenture or the Notes shall be promptly paid in full or promptly performed, as the case may be, all in accordance with the terms of this Indenture and the Notes; and

(b)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or failing performance of any other obligation so guaranteed for whatever reason, each Restricted Obligor shall be obligated to pay, or to perform or cause the performance of, the same immediately. Each Restricted Obligor agrees that this is a guarantee of payment and not a guarantee of collection.

Each of the Restricted Obligors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture or the Notes, the release of any other Restricted Obligor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Restricted Obligor. Each Restricted Obligor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Unless and until released with respect to any Restricted Obligor in accordance with Section 12.04 of this Indenture, this Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a custodian, trustee, liquidator or other similar official be appointed for all or any part of the Issuer’s assets. If any Holder of the Notes or the Trustee is required by any court or governmental authority or is otherwise required to return to the Issuer, any Restricted Obligor or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Restricted Obligor, any amount paid by the Issuer or such Restricted Obligor to the Trustee or such Holder, the Notes and this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Restricted Obligor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of the Notes and the Trustee, on the other, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture, for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in such Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Restricted Obligors for the purpose of this Guarantee.

Section 12.02.   Limitation on Liability.

Each Restricted Obligor, and by its acceptance of Notes, each Holder of the Notes, hereby confirms that it is the intention of all such parties that the Guarantee of such Restricted Obligor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of the Notes and the Restricted Obligors hereby irrevocably agree that the obligations of each Restricted Obligor under its Guarantee and this Indenture will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Restricted Obligor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Restricted Obligor in respect of the obligations of such other Restricted Obligor under its Guarantee and this Indenture, result in the obligations of such Restricted Obligor under its Guarantee and this Indenture not constituting a fraudulent conveyance or fraudulent transfer under such laws.

Notwithstanding anything to the contrary in this Indenture, the aggregate amount of Note Obligations guaranteed by any Restricted Obligor under this Indenture shall be capped at, and shall not exceed, the maximum amount permitted to be guaranteed by such Restricted Obligor under the terms of any applicable Secured Debt outstanding as of the Issue Date.

Each Restricted Obligor that makes a payment under its Guarantee is entitled to a contribution from each other Restricted Obligor in a pro rata amount based on the adjusted net assets of each Restricted Obligor, so long as the exercise of such right does not impair the rights of the Holders of the Notes under this Guarantee.

Section 12.03.   Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 12.01 of this Indenture, each Restricted Obligor hereby agrees that this Indenture or a supplemental indenture substantially in the form of Exhibit C attached hereto entered into by such Restricted Obligor, as the case may be, shall be executed on behalf of such Restricted Obligor by an officer or other authorized signatory of such Restricted Obligor.

Each Restricted Obligor hereby agrees that its Guarantee set forth in Section 12.01 of this Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an officer or other authorized signatory of any Restricted Obligor whose signature is on this Indenture or a supplemental indenture entered into by such Restricted Obligor, as the case may be, no longer holds that office or is no longer such an authorized signatory at the time the Trustee authenticates any Note, the Guarantee of such Restricted Obligor shall be valid nevertheless with respect to such Note.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Restricted Obligors.

Section 12.04.   Release of a Restricted Obligor.

The Guarantee of a Restricted Obligor will automatically terminate and be released, all other obligations of such Restricted Obligor under this Indenture will automatically terminate and such Restricted Obligor will be automatically released from its obligations under its Guarantee and its other obligations under this Indenture:

(a)            in the event of a sale or other disposition of all or substantially all of the properties or assets of such Restricted Obligor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary, if the sale or other disposition does not violate the provisions of Article Eight of this Indenture;

(b)            in the event of a sale or other disposition (including through merger or consolidation) of all of the Capital Stock of such Restricted Obligor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary and such Restricted Obligor ceases to be a Subsidiary as a result of the sale or other disposition, if the sale or other disposition does not violate the provisions of Section 10.11 of this Indenture;

(c)            upon the satisfaction and discharge, Defeasance or Covenant Defeasance of the Notes in accordance with Article Four or Article Thirteen of this Indenture;

(d)           upon the liquidation or dissolution of such Restricted Obligor, provided (i) no default under this Indenture or Event of Default has occurred that is continuing; and (ii) any material assets owned by such Restricted Obligor are transferred to the Issuer or another Restricted Obligor and, to the extent such assets constituted Collateral, are or will be pledged under the Security Documents;

(e)           [Reserved];

(f)            upon the sale, transfer or other disposition of all of the Collateral that are owned directly or indirectly by such Guarantor pursuant to or in compliance with the terms of this Indenture; provided that such Restricted Obligor has no other assets or property.

At the request of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions provided for in this Indenture to the release of a Restricted Obligor from its Guarantee have been complied with (provided that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer), the Trustee shall execute and deliver any appropriate instruments evidencing such release (it being understood that the failure to obtain any such instrument shall not impair any release pursuant to this Section 12.04).

Section 12.05.   Benefits Acknowledged.

Each Restricted Obligor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 12.06.   Waiver of Subrogation.

Until all of the Notes are discharged and paid in full, each Restricted Obligor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s obligations under the Notes or this Indenture and such Restricted Obligor’s obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders of the Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Restricted Obligor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of the Notes under the Notes or this Indenture, shall not have been paid in full, such amount shall have been deemed to have been paid to such Restricted Obligor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders of the Notes and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or such Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.

Section 12.07.   Same Currency; No Set Off.

Each payment to be made by a Restricted Obligor under its Guarantee shall be payable in the currency in which corresponding payment obligations of the Issuer under the Notes or this Indenture are denominated, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.

Section 12.08.   Guarantee Obligations Continuing.

The obligations of each Restricted Obligor under this Indenture shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Restricted Obligor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability in such form as the Trustee on advice of counsel may reasonably request and as will prevent any action brought against it in respect of any default under this Indenture being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Restricted Obligor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Restricted Obligor under this Indenture.

Section 12.09.   No Merger or Waiver; Cumulative Remedies.

To the fullest extent permitted by applicable law, no Guarantee shall operate by way of merger of any of the obligations of a Restricted Obligor under any other agreement. To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders of the Notes, any right, remedy, power or privilege under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies, powers and privileges in this Indenture, the Notes and any other document or instrument between a Restricted Obligor and/or the Issuer and the Trustee and the Holders of the Notes are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 12.10.   Dealing with the Issuer and Others.

The Holders and the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Restricted Obligor under this Indenture and without the consent of or notice to any Restricted Obligor, may to the fullest extent permitted by applicable law and as otherwise subject to the terms of this Indenture:

(a)           grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(b)            take or abstain from taking security or collateral from the Issuer or the Restricted Obligors or from perfecting security or collateral of the Issuer or the Restricted Obligors;

(c)            release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer, the Restricted Obligors or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d)            accept compromises or arrangements from the Issuer;

(e)            apply all monies at any time received from the Issuer or from any security upon such part of the obligations of the Restricted Obligors under Section 12.01 of this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)            otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

Section 12.11.   Enforcement; Expenses.

If any Restricted Obligor defaults in performing any of its obligations under this Indenture, the Trustee may proceed in its name as trustee under this Indenture in the enforcement of such obligations against such Restricted Obligor by any remedy provided by law, whether by legal proceedings or otherwise. Each of the Restricted Obligors, jointly and severally, agree to pay all costs, fees and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by the Trustee, any Holder of the Notes, or the agent, advisor or counsel of the Trustee or any Holder, in enforcing the performance by any Restricted Obligor of its obligations under this Indenture.

Section 12.12.   Limited Parent Guarantee by Limited Parent Guarantor.

(a)            Subject to this Section 12.12, the Limited Parent Guarantor hereby irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer under this Indenture or the Notes, that (the “Limited Parent Guarantee”):

(i)            (1) the payment by the Issuer of an amount in respect of the Notes equal to (x) $50.0 million minus (y) 100% of all amounts paid in any Guaranteed Mandatory Amortization minus (z) 100% of the aggregate principal amount of Notes optionally redeemed which results in a reduction in the amount of Guaranteed Mandatory Amortization payments pursuant to Section 11.03(f) (the “Limited Guaranteed Amount”), which amount shall be promptly paid in full when due, whether in accordance with Section 11.03, upon redemption or repurchase, by acceleration or otherwise, and all obligations of the Issuer to Holders of the Notes or the Trustee under this Indenture or the Notes in an amount not to exceed the Limited Guaranteed Amount shall be promptly paid in full or promptly performed, as the case may be, all in accordance with the terms of this Indenture and the Notes; and (2) in case of any extension of time of payment or renewal of the Limited Guaranteed Amount or any portion thereof, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether in accordance with Section 11.03, upon redemption or repurchase, by acceleration or otherwise.

(ii)            to the extent (1) any Restricted Payment (other than a Permitted Payment) is made from a Restricted Obligor to the Limited Parent Guarantor or any of its Affiliates (other than a Restricted Obligor) or (2) any amounts are distributed or otherwise transferred from a Restricted Obligor to or for the benefit of the Limited Parent Guarantor or any of its Affiliates (other than a Restricted Obligor) in contravention of this Indenture (any such transaction, payment or transfer, a “Prohibited Payment”), the Limited Parent Guarantor shall promptly contribute or transfer an equivalent amount of such Prohibited Payment to a Restricted Obligor.

Failing payment when due of any amount so guaranteed or failing performance of any other obligation so guaranteed for whatever reason, the Limited Parent Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. The Limited Parent Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Limited Parent Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture or the Notes, the release of any Restricted Obligor, the recovery of any judgment against any Restricted Obligor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Restricted Obligor. The Limited Parent Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against any Restricted Obligor, protest, notice and all demands whatsoever and covenants that this Limited Parent Guarantee shall not be discharged except (1) in the case of clause (a)(i) above, the payment in full of the Limited Guaranteed Amount, and (2) in the case of clause (a)(ii) above, by complete performance of the obligations contained in the Notes and this Indenture.

(c)            Unless and until released in accordance with clause (f) below, the Limited Parent Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a custodian, trustee, liquidator or other similar official be appointed for all or any part of the Issuer’s assets. If any Holder of the Notes or the Trustee is required by any court or governmental authority or is otherwise required to return to the Limited Parent Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Limited Parent Guarantor any amount paid by the Limited Parent Guarantor to the Trustee or such Holder, the Notes and this Limited Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Limited Parent Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of the Notes and the Trustee, on the other, (a) subject to this Section 12.12, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture, for the purposes of this Limited Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in such Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Limited Parent Guarantor for the purpose of this Limited Parent Guarantee.

(d)            To evidence its Guarantee set forth in clause (a) above, the Limited Parent Guarantor hereby agrees that this Indenture shall be executed on behalf of the Limited Parent Guarantor by an officer or other authorized signatory of the Limited Parent Guarantor.

(e)            The Limited Parent Guarantor hereby agrees that its Limited Parent Guarantee set forth in this Section 12.12 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Limited Parent Guarantee on the Notes. If an officer or other authorized signatory of the Limited Parent Guarantor whose signature is on this Indenture no longer holds that office or is no longer such an authorized signatory at the time the Trustee authenticates any Note, the Limited Parent Guarantee shall be valid nevertheless with respect to such Note. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Limited Parent Guarantee set forth in this Indenture on behalf of the Limited Parent Guarantor.

(f)            The Limited Parent Guarantee of the Limited Parent Guarantor will automatically terminate and be released, all other obligations of the then-existing Limited Parent Guarantor under this Indenture will automatically terminate and the Limited Parent Guarantor will be automatically released from its obligations under its Limited Parent Guarantee and its other obligations under this Indenture:

(i)            in the event of a sale or other disposition of all or substantially all of the properties or assets of the then-existing Limited Parent Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Limited Parent Guarantor or a Subsidiary, if the sale or other disposition does not violate the provisions of Article Eight of this Indenture and a new party has executed a Limited Parent Guarantee in accordance with Article Eight of this Indenture;

(ii)           upon the satisfaction and discharge, Defeasance or Covenant Defeasance of the Notes in accordance with Article Four or Article Thirteen of this Indenture; or

(iii)           solely in the case of its obligations under clause (a)(i) above of the Limited Parent Guarantee, upon the payment in full of the Guaranteed Mandatory Amortization on the Notes, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the applicable redemption date, on the Notes to be so redeemed in such Mandatory Amortization.

Notwithstanding anything to the contrary herein, the aggregate liability of the Limited Parent Guarantor under clause (a)(i) of the Limited Parent Guarantee shall not exceed an amount equal to the Limited Guaranteed Amount.

At the request of the Limited Parent Guarantor, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions provided for in this Indenture to the release of the Limited Parent Guarantor from its Limited Parent Guarantee have been complied with (provided that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer), the Trustee shall execute and deliver any appropriate instruments evidencing such release (it being understood that the failure to obtain any such instrument shall not impair any release pursuant to this clause (f)).

(g)           The Limited Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Limited Parent Guarantee are knowingly made in contemplation of such benefits.

(h)           Until all of the Notes are discharged and paid in full, the Limited Parent Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against any Restricted Obligor that arise from the existence, payment, performance or enforcement of the Issuer’s obligations under the Notes or this Indenture and the Limited Parent Guarantor’s obligations under this Limited Parent Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders of the Notes against any Restricted Obligor, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from such Restricted Obligor, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Limited Parent Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of the Notes under the Notes or this Indenture, shall not have been paid in full, such amount shall have been deemed to have been paid to the Limited Parent Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders of the Notes and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or such Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.

(i)            Each payment to be made by the Limited Parent Guarantor under its Limited Parent Guarantee shall be payable in the currency in which corresponding payment obligations of the Issuer under the Notes or this Indenture are denominated, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.

(j)            The obligations of the Limited Parent Guarantor under this Indenture shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. The Limited Parent Guarantor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability in such form as the Trustee on advice of counsel may reasonably request and will prevent any action brought against it in respect of any default under this Indenture being barred by any statute of limitations now or hereafter in force and, in the event of the failure of the Limited Parent Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of the Limited Parent Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of the Limited Parent Guarantor under this Indenture.

(k)           To the fullest extent permitted by applicable law, the Limited Parent Guarantee shall not operate by way of merger of any of the obligations of the Limited Parent Guarantor under any other agreement. To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders of the Notes, any right, remedy, power or privilege under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies, powers and privileges in this Indenture, the Notes and any other document or instrument between the Limited Parent Guarantor and/or the Issuer and the Trustee and the Holders of the Notes are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

(l)            The Holders and the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Limited Parent Guarantor under this Indenture and without the consent of or notice to the Limited Parent Guarantor, may to the fullest extent permitted by applicable law and as otherwise subject to the terms of this Indenture:

(i)            grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(ii)           accept compromises or arrangements from the Issuer;

(iii)          apply all monies at any time received from the Issuer or from any security upon such part of the obligations of the Restricted Obligors under Section 12.01 of this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(iv)          otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

(m)            If the Limited Parent Guarantor defaults in performing any of its obligations under its Limited Parent Guarantee, the Trustee may proceed in its name as trustee under this Indenture in the enforcement of such Limited Parent Guarantee against the Limited Parent Guarantor by any remedy provided by law, whether by legal proceedings or otherwise. The Limited Parent Guarantor agrees to pay all costs, fees and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by the Trustee, any Holder of the Notes, or the agent, advisor or counsel of the Trustee or any Holder, in enforcing the performance by the Limited Parent Guarantor of its obligations under its Limited Parent Guarantee.

ARTICLE Thirteen

Defeasance and Covenant Defeasance

Section 13.01.   Issuer’s Option to Effect Defeasance or Covenant Defeasance

The Issuer may, at its option, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Notes upon compliance with the conditions set forth below in this Article.

Section 13.02.   Defeasance and Discharge

Upon the Issuer’s exercise under Section 13.01 of a defeasance of the Notes as contemplated by this Section 13.02, the Issuer shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Defeasance”). For this purpose, such Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments in the forms provided to it by the Issuer acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest, if any, on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Issuer may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

Section 13.03.   Covenant Defeasance

Upon the Issuer’s exercise under Section 13.01 of a defeasance of the Notes as contemplated by this Section 13.03, (a) the Issuer shall be released from its obligations with respect to such Notes under Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.09, Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 10.14, Section 10.15, Section 11.03 and Section 11.09 and any covenants provided pursuant to clause (b) of Section 9.01 for the benefit of the Holders of such Notes and (b) the occurrence of any event specified in clause (d) of Section 5.01 (with respect to any of Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.09, Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 10.14 and Section 10.15, Section 11.03, Section 11.09 or clause (b) of Section 9.01) shall not be deemed to be an Event of Default on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 13.04.   Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to the application of either a Defeasance or Covenant Defeasance, as applicable, to the Notes, as the case may be:

(a)            The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or a successor trustee which satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in an amount, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on, such Notes on the respective Stated Maturities or the applicable Redemption Date, in accordance with the terms of this Indenture and the Notes; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient for purposes of the immediately preceding sentence to the extent that the Redemption Price so deposited is calculated using an amount equal to such premium computed using such treasury rate or other floating or adjustable rate as of such specified number of days preceding the date of such deposit. As used herein, “Government Obligations” means, with respect to the Notes, securities that are (x) direct obligations of the government that issued the currency in which such Note is denominated (or, if such Note is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which such government’s full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation where the relevant government is the United States of America or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depositary receipt.

(b)            In the event of an election to have a Defeasance apply to the Notes, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge had not occurred.

(c)            In the event of an election to have a Covenant Defeasance apply to the Notes, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance had not occurred.

(d)            No Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit (other than an Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged, and, in each case, the granting of liens in connection therewith).

(e)            Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or any agreement or instrument governing any other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged) to which the Issuer is a party or by which the Issuer is bound.

(f)            The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Defeasance or the Covenant Defeasance have been satisfied.

The Defeasance or Covenant Defeasance will be effective on the day on which all of the applicable conditions above have been satisfied.

Upon satisfaction of such conditions, the Trustee shall, upon written request, execute proper instrument(s) acknowledging such Defeasance or Covenant Defeasance, as the case may be.

Section 13.05.   Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively, for purposes of this Section 13.05, as the “Trustee”) pursuant to Section 13.04 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and premium (if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Company Request any money or Government Obligations held by it as provided in Section 13.04 hereof which, in the opinion or based on a report or certificate of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as the case may be.

Section 13.06.   Reinstatement

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03; provided, however, that if the Issuer makes any payment of principal of (and premium, if any), and any interest on, any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE Fourteen

COLLATERAL AND SECURITY

Section 14.01.   The Collateral Agent.

(a)            By accepting a Note, each Holder will be deemed to have irrevocably appointed the Collateral Agent to act as collateral agent under the applicable Security Documents and any Intercreditor Agreement and irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights and powers that are specifically given to it under the Security Documents, any Intercreditor Agreement and any other documents to which it is a party, together with any other incidental rights and powers, and (ii) execute each document to be executed by the Collateral Agent on its behalf, any Security Document, any Intercreditor Agreement and all other instruments relating to any such Security Document or Intercreditor Agreement. The Holders may not, individually or collectively, take any direct action to enforce the Security Documents or Intercreditor Agreements. The Collateral Agent will have no duties or obligations with respect to the Collateral except those expressly set forth hereunder or in the applicable Security Documents and Intercreditor Agreements and no implied covenants or obligations shall be read into such documents against the Collateral Agent. The Collateral Agent will not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Collateral Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper person. The Collateral Agent may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Without limiting the generality of the foregoing, the Collateral Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Security Document, Intercreditor Agreement or applicable law;

(iii)           shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any Affiliate of the Issuer that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv)           shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) in reliance on an Officer’s Certificate of the Issuer stating that such action is permitted by the terms of this Indenture. The Collateral Agent shall be deemed not to have knowledge of any Event of Default hereunder unless and until written notice describing such Event of Default is received by such Collateral Agent from the Trustee or the Issuer; and

(v)            shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document or Intercreditor Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or Intercreditor Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by any Security Document or Intercreditor Agreement, (v) the existence, value or the sufficiency of any Collateral for any Notes Obligations, or (vi) the satisfaction of any condition set forth in any operative agreements governing Notes Obligations, any Security Document or any Intercreditor Agreement, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent.

The use of the term “agent” herein with reference to a Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law other than as a “representative” as such term is used in Section 9-102(a)(72)(E) of the UCC.

Notwithstanding anything else to the contrary herein, whenever reference is made in this Indenture or any Security Document or any Intercreditor Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Indenture or and Security Document or any Intercreditor Agreement if it shall not have received such written instruction, advice or concurrence of the Trustee, acting on the direction of the Holders of a majority in principal amount of the Notes, and, if requested, indemnity satisfactory to it. This provision is intended solely for the benefit of the Collateral Agent and the Trustee and their respective successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

BY ACCEPTING A NOTE EACH HOLDER WILL BE DEEMED TO HAVE IRREVOCABLY AGREED TO THE FOREGOING PROVISIONS OF THIS SECTION 14.01(a) AND SHALL BE BOUND BY THOSE AGREEMENTS TO THE FULLEST EXTENT PERMITTED BY LAW.

(b)            The Collateral Agent’s obligation to exercise any right granted to it shall be subject to receipt of such directions from the Trustee (acting at the direction of the Holders of a majority of the aggregate principal amount of all the Notes then outstanding) as may be properly given in accordance with this Indenture, the Security Documents and the Intercreditor Agreements. Except as directed by the Trustee (acting at the direction of the Holders of a majority of the aggregate principal amount of all the Notes then outstanding) and subject to the Collateral Agent’s receipt of indemnity satisfactory to it, the Collateral Agent shall not be obligated:

(i)            to act upon directions purported to be delivered to it by any other Person;

(ii)           to foreclose upon or otherwise enforce any Lien securing the Notes or any of the Guarantees; or

(iii)           to take any other action whatsoever with regard to any or all of (w) the Liens securing the Notes, (x) the Guarantees, (y) the Security Documents or (z) the Intercreditor Agreements, or with regard to the Collateral.

(c)            The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through, and is authorized and empowered to appoint, one or more co-agents or sub-agents or attorneys-in-fact as it deems necessary or appropriate in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected without gross negligence or willful misconduct.

(d)            Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by notifying the Issuer and the Trustee. Upon any such resignation, the Issuer shall have the right to appoint a successor; provided that, during the existence and continuation of an Event of Default pursuant to Section 5.01(a), (b), (e) or (f) hereof, the Holders of a majority in principal amount of the Notes shall have the right to appoint a successor. If no successor shall have been so appointed by the Issuer (or, if applicable, the Holders of a majority in principal amount of the Notes) and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then such retiring Collateral Agent may, on behalf of the Holders and the Trustee, petition at the expense of the Issuer a court of competent jurisdiction to appoint a successor Collateral Agent. Upon the acceptance of its appointment as a Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Issuer to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Issuer and such successor. After a Collateral Agent’s resignation hereunder, the provisions of this Article Fourteen and Article Six hereof shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while acting as Collateral Agent.

(e)            The benefits, protections and indemnities of the Trustee in Sections 6.03 and 6.07 hereof shall apply mutatis mutandis to the Collateral Agent in its capacity as such, including, without limitation, the rights to receive and rely on Officer’s Certificates and Opinions of Counsel, reimbursement and indemnification; provided that the applicable standard of care of the Collateral Agent with respect to Sections 6.03 and 6.07 hereof shall be gross negligence and willful misconduct.

(f)            Each Holder, by its acceptance of any Notes, is deemed to have consented and agreed to the terms of each Security Document and Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture; and authorizes and empowers the Trustee to bind the Holders as set forth in the applicable Security Documents and Intercreditor Agreements, if any, to which they are a party and to perform its obligations and exercise its rights and powers thereunder. Notwithstanding the foregoing, no such consent or deemed consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of this Indenture or the Notes.

(g)            Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(h)            Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent without gross negligence or willful misconduct.

(i)            Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Documents or the Intercreditor Agreements by the Limited Parent Guarantor or the Restricted Obligors.

(j)            Notwithstanding any other provision hereof, neither the Collateral Agent nor the Trustee shall have any duties or obligations hereunder or under any Security Document or Intercreditor Agreement except those expressly set forth herein or therein. Without limiting the generality of the foregoing, in the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee each reserve the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any person other than the grantor, the Holders of a majority of the aggregate principal amount of all the Notes then outstanding shall direct the Collateral Agent or Trustee, as applicable, to appoint an appropriately qualified person who they shall designate to possess, own, operate or manage, as the case may be, the Collateral.

(k)            For the avoidance of doubt, the Trustee and the Collateral Agent shall act only within the United States, and shall not be subject to any foreign law, be required to act in any jurisdiction located outside the United States or be required to execute any foreign law governed document.

(l)            Notwithstanding anything to the contrary set forth herein, the Trustee and/or the Collateral Agent, as applicable, are hereby authorized and directed to, and hereby agree to, whether on or after the Issue Date:

(i)            enter into and/or join the Security Documents to which it is contemplated to be a party (and any joinders, supplements or amendments thereto contemplated hereby),

(ii)            enter into and/or join any Acceptable Junior Intercreditor Agreement or any Acceptable Subordination Agreement (and any joinders, supplements or amendments thereto contemplated hereby),

(iii)           make any representations of the Holders set forth in the Security Documents and/or any Intercreditor Agreement,

(iv)           bind the Holders on the terms as set forth in the Security Documents and/or any Intercreditor Agreement and

(v)            perform and observe its obligations under the Security Documents and/or any Intercreditor Agreement.

The entry and/or joinder of the Trustee and/or the Collateral Agent to any Security Document and/or any Intercreditor Agreement (and any joinders, supplements or amendments thereto contemplated hereby) shall be at the direction and expense of the Issuer and, upon request by the Trustee and/or the Collateral Agent, as applicable, shall be accompanied by an Officer’s Certificate stating that the execution is authorized or permitted pursuant to this Indenture (it being understood that, upon delivery of such direction, Officer’s Certificate, the Trustee and/or the Collateral Agent, as applicable, shall enter into such agreements); provided that this Indenture shall constitute such direction with respect to the entry into the Security Agreement by the Trustee and the Collateral Agent, as applicable, on the Issue Date and neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the entry into the Security Agreement by the Trustee or the Collateral Agent, as applicable, on the Issue Date.

(m)            Notwithstanding anything to the contrary herein, no inaccuracy or breach, as applicable, of any representation, warranty or covenant in this Indenture, the Notes, any Security Document or any Intercreditor Agreement relating to the grant, validity, enforceability, perfection or priority of any security interest shall occur, and no default or Event of Default or other breach of the terms hereof or thereunder shall occur, in either case, as a result of the collateral agent and intercreditor arrangements described in this Article Fourteen or in any Intercreditor Agreement.

Section 14.02.   Acceptance of Security Documents and Intercreditor Agreements.

The Trustee and each Holder, by accepting any Notes and the Guarantees, acknowledges that, as more fully set forth in the Security Documents and Intercreditor Agreements, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien granted in the Security Documents relating to the Notes in respect of the Trustee, the Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Security Documents and Intercreditor Agreements and actions that may be taken thereunder.

Section 14.03.   Further Assurances.

(a)            In addition to its obligations under Sections 10.11 through Sections 10.19 hereof, the Restricted Obligors shall, at their sole expense, do all acts which may be reasonably necessary to confirm that the Collateral Agent holds duly created, enforceable and perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) first-priority Liens on the Collateral subject to Permitted Liens. The Restricted Obligors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions which may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Collateral Documents, to the extent permitted by applicable law.

(b)            In the event that any direct or indirect Subsidiary of a Restricted Obligor that is not already a Restricted Obligor (or the Issuer) is formed or acquired (including any Subsidiary that holds any of the Collateral Properties), the Issuer shall promptly (and no later than 30 days after the occurrence of such event) (i) cause such Subsidiary to become a Restricted Obligor hereunder by executing a supplemental indenture substantially in the form of Exhibit C attached hereto, (ii) to the extent not already pledged, pledge or cause the Equity Interests of such Subsidiary to be pledged pursuant to the Security Agreement, (iii) cause such Subsidiary to execute and deliver (including by joinder or other form of supplement) the Security Agreement and/or such other Security Documents as shall be necessary to vest in the Collateral Agent a perfected security interest in all such Assets and property (but subject to the limitations set forth in the Security Documents) of such Subsidiary and (iv) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, certificates, legal opinions and certificates reasonably requested by the Trustee or the Collateral Agent. With respect to each such Subsidiary, the Issuer shall promptly (and no later than the date on which such Subsidiary is required to become a Restricted Obligor) send to the Collateral Agent a notice setting forth with respect to such Person the date on which such Person became an Additional Guarantor of the Issuer.

(c)            Each Restricted Obligor shall, and shall cause each Subsidiary that is a Restricted Obligor to, execute and deliver, or cause to be executed and delivered, to the Trustee any and all such documents, agreements, instruments, certificates, notices and acknowledgments, and shall take or cause to be taken such further actions (including, if applicable, the filing and recording of financing statements and/or amendments thereto and other documents and such other actions or deliveries of the type described under this Article Fourteen or the Security Documents (including certificates and corporate and organizational documents)), which may be required by law, which the Trustee may (without obligation to do so), from time to time, reasonably request or which may otherwise be necessary to carry out the terms and conditions of this Indenture and the Security Documents and to ensure the creation, perfection and priority of the Liens created or intended to be created by the Security Documents in the Collateral, in each case, subject to the Security Documents, all at the expense of the Issuer.

(d)            Each Restricted Obligor will (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as may be required from time to time in order to carry out more effectively the purposes of the Security Documents.

(e)            The due and punctual payment of the principal, premium (if any) and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date or at Maturity, and Defaulted Interest and the performance of all other Notes Obligations of Restricted Obligors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured by the Collateral as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations. The Trustee, the Collateral Agent and the Restricted Obligors hereby acknowledge and agree that, subject to the terms of the Intercreditor Agreements and as further set forth in this Article Fourteen, the Collateral Agent will hold the Collateral for the benefit of the Holders, the Trustee and the Collateral Agent and certain other secured parties pursuant to the terms of the Security Documents.

Section 14.04.   Release of Liens.

The release of the Liens over the property or assets constituting Collateral securing the Notes and the Guarantees of the Restricted Obligors will automatically and unconditionally occur upon any one or more of the following circumstances:

(a)            as to all Collateral, upon payment in full of the principal of (and premium, if any), plus accrued and unpaid interest, if any, on the Notes and all other non-contingent obligations in respect of the Notes under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal (and premium, if any) plus accrued and unpaid interest, if any, is paid;

(b)            as to any Collateral, upon consummation of the sale, transfer or other disposition of such Collateral by any Restricted Obligor or a Subsidiary thereof to any Person other than a Restricted Obligor, to the extent such sale, transfer or other disposition is not prohibited under this Indenture, including, without limitation, in connection with a permitted Asset Sale pursuant to Section 10.11;

(c)            in the case of a Restricted Obligor that is released from its Guarantee pursuant to the terms of this Indenture, with respect to the Collateral provided by such Restricted Obligor upon the release of such Restricted Obligor from its Guarantee;

(d)            with respect to any Collateral that is Capital Stock, in the event of a sale, transfer, other disposition of all or substantially all of the properties or assets of the entity represented by such Capital Stock (including by way of merger or consolidation) to a Person other than a Restricted Obligor or a Subsidiary thereof to the extent such sale, transfer or other disposition is not prohibited under this Indenture;

(e)            with respect to any Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture;

(f)            with the consent of Holders of 90% of the aggregate principal amount of the Notes then Outstanding;

(g)            as to all Collateral, in whole, upon Defeasance or Covenant Defeasance as provided under Article Thirteen or satisfaction and discharge of this Indenture as provided under Article Four; or

(h)            as to any Collateral, as ordered pursuant to applicable law under a final and non-appealable order or judgment of a court of competent jurisdiction.

In connection with the release of any Lien, the Trustee and/or the Collateral Agent shall, at the sole cost and expense of the Issuer, without recourse, representation or warranty, execute such documents or instruments reasonably requested by the Issuer or take such other actions as may be reasonably requested by the Issuer, including but not limited to, execution of mortgage terminations and any documents related thereto, to evidence or effect the release and discharge of any Liens permitted to be released pursuant to this Indenture, the Security Documents or any applicable Intercreditor Agreement. In the event that the Trustee or the Collateral Agent is requested by the Issuer to execute any necessary or proper instrument or document to evidence or acknowledge the release, satisfaction or termination of any Lien securing the Notes Obligations, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive an Officer’s Certificate stating that all conditions precedent under this Indenture and the Security Documents to such release have been complied with and that it is permitted for the Trustee and/or the Collateral Agent to execute and deliver the instruments or documents requested by the Issuer in connection with such release. Any such instrument or document shall be prepared by the Issuer. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Security Document to the contrary, neither the Trustee nor the Collateral Agent shall be under any obligation to release any such Lien, or execute and deliver any such instrument or document of release, satisfaction or termination with respect thereto, unless and until it receives such Officer’s Certificate.

Section 14.05.   Compensation and Indemnification.

Without duplication of any amounts owing under Section 6.07 hereof, the Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 6.07 hereof (with the references to the Trustee therein being deemed to refer to the Collateral Agent and references to this Indenture therein being deemed to refer to this Indenture, the Security Documents and the Intercreditor Agreements) and subject to Section 14.01(e) hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

ISSUER:

OFFICE PROPERTIES INCOME INTERMEDIATE HOLDCO II TRUST LLC

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

LIMITED PARENT GUARANTOR:

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

HOLDCO AND GUARANTOR:

OFFICE PROPERTIES INCOME INTERMEDIATE HOLDCO I TRUST LLC

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

OPI 25 EXCHANGE LLC
GOVERNMENT PROPERTIES INCOME
TRUST LLC
GPT PROPERTIES LLC
GRAND OAK CIRCLE TAMPA LLC
SIR REIT NEW BRAUNFELS LLC
SIR SAN JOSE LLC
BAYSIDE PKWY FREMONT 2 LLC
FP 11 DUPONT CIRCLE, LLC

[Signature Page to Indenture - 2027 Settlement Notes]

FP 1401 K, LLC
FP 540 GAITHER, LLC
FP 6315 HILLSIDE CENTER, LLC
FP ATLANTIC CORPORATE PARK, LLC
FP PATUXENT PARKWAY, LLC
FP REDLAND TECHNOLOGY CENTER LLC
SIR CAMPBELL PLACE INC.
GPT PROPERTIES TRUST
SIR PHILADELPHIA LLC

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

[Signature Page to Indenture - 2027 Settlement Notes]

UMB Bank, National Association, as Trustee and Collateral Agent

By:	/s/ Molly Beane
Name:	Molly Beane
Title:	Vice President

[Signature Page to Indenture - 2027 Settlement Notes]

Appendix A

PROVISIONS RELATING TO THE NOTES

Section 1.1   Definitions.

(a)	Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Note bearing, if required, the applicable restricted securities legend set forth in Section 2.2(e) of this Appendix A.

“Distribution Compliance Period,” with respect to any Note, means the period of forty (40) consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.2(e)(i) of this Appendix A.

“U.S. person” means a “U.S. person” as defined in Regulation S.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

(b)	Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“IAI Notes”	2.1(a)
“CPDI Notes Legend”	2.2(e)
“OID Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1   Form and Dating.

(a)            Unless registered or exempt from registration under the Securities Act, the Notes will be resold, initially only to QIBs in reliance on Rule 144A (“Rule 144A Notes”), to institutions which are an “accredited investor” within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (“IAI Notes”) and to non-U.S. persons in reliance on Regulation S (“Regulation S Notes”). Notes so issued may thereafter be transferred to, among others, QIBs, institutional “accredited investors” and purchasers in reliance on Regulation S, subject to the restrictions on transfers set forth herein.

(b)            Global Notes. Each series of IAI Notes shall be issued initially in the form of one or more global IAI Global Notes (the “IAI Global Note”), Regulation S Notes shall be issued initially in the form of one or more global Regulation S Global Notes (the “Regulation S Global Note”) and Rule 144A Notes shall be issued initially in the form of one or more permanent global notes in fully registered form (the “Rule 144A Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. The IAI Global Note, Rule 144A Global Note and Regulation S Global Note is each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.05 of the Indenture and Section 2.2(c) of this Appendix A.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 3.01 or Section 3.03, as applicable, of the Indenture and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)            Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2   Transfer and Exchange.

(a)            Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)           to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)           shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing; and

(B)            in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Security Registrar, together with:

(i)            a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii)           written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon a Company Order, a new applicable Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

 (iii)            Notwithstanding any other provisions of this Appendix A (other than the provisions of Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor Depositary.

(d)            Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i)            Transfers by an owner of a beneficial interest in an IAI Global Note or a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in a Regulation S Global Note, or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)            Prior to the expiration of the applicable Distribution Compliance Period, (A) each Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (B) beneficial ownership interests in such Regulation S Global Note may only be held through Euroclear or Clearstream. During the applicable Distribution Compliance Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the applicable Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the applicable Distribution Compliance Period. Upon the expiration of the applicable Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii)            Upon the expiration of the applicable Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)            Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(v)            If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon a Company Order, a new Unrestricted Global Note in the appropriate principal amount.

(vi)            A transferee of a Note shall be deemed to have represented and agreed as follows:

(A)            It understands and acknowledges that the Notes and the Guarantees, which have not been registered under the Securities Act, under any other federal, state or other local law pertaining to the registration of securities, or with any securities regulatory authority of any state or other jurisdiction, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer in this Appendix A and the Indenture. Such transferee shall not resell or otherwise transfer any of such Notes and Guarantees, except as provided in this Appendix A and the Indenture. It further acknowledges and agrees that, in the case of Notes sold in reliance upon Regulation S, all offers and sales until the later of 40 days after (i) the issue date and (ii) when the Notes and Guarantees or any predecessor of the Notes are first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S shall be made only in accordance with Section 903 or 904 of Regulation S, pursuant to registration of the securities under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

(B)            It agrees that it will give to each person to whom it transfers the Notes and Guarantees notice of any restrictions on transfer of such Notes and Guarantees. It acknowledges that the Issuer and the Trustee, as the case may be, reserve the right prior to any offer, sale or other transfer to require the delivery of an opinion of counsel, certifications and/or information satisfactory to Issuer and the Trustee, as provided in this Appendix A and the Indenture. It acknowledges that prior to any proposed transfer of Notes in certificated form or of beneficial interests in a Global Note (in each case other than pursuant to an effective registration statement) the holder of Notes and Guarantees or the holder of beneficial interests in a Global Note, as the case may be, may be required to provide certifications and other documentation relating to the manner of such transfer and submit such certifications and other documentation as provided in this Appendix A and the Indenture.

(C)            It acknowledges that the Issuer and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Notes and Guarantees are no longer accurate, it shall promptly notify the Issuer. If it is acquiring the Notes and Guarantees as a fiduciary or agent for one or more investor accounts, it represents that it has investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations, and agreements on behalf of each account.

(e)            Legends.

(i)            Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. [IN THE CASE OF IAI NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), AND AGREES THAT WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE] [IN THE CASE OF RULE 144A NOTES AND REGULATION S NOTES: THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]]

THE TERMS OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENTS, AS THEY MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall also bear the following additional legend (“CPDI Notes Legend”), if applicable:

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, AS AMENDED, THIS NOTE IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPANY'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE NOTE, EACH BENEFICIAL HOLDER OF THE NOTES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE NOTES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CPDI REGULATIONS"), AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CPDI REGULATIONS, WITH RESPECT TO THE NOTES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. UPON WRITTEN REQUEST, THE COMPANY MAY PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, AND (3) THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT TWO NEWTON PLACE, 255 WASHINGTON STREET, SUITE 300, NEWTON, MA 02458-1634.

Each Note shall also bear the following additional legend (“OID Notes Legend”), if applicable:

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST, THE COMPANY MAY PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, AND (3) THE YIELD TO MATURITY RELATING TO THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT TWO NEWTON PLACE, 255 WASHINGTON STREET, SUITE 300, NEWTON, MA 02458-1634.

(ii)            Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Security Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Security Registrar or the Custodian, to reflect such reduction.

(g)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)            No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 of the Indenture not involving any transfer.

(iii)           Prior to the due presentation for registration of transfer of any Note, the Limited Parent Guarantor, each Restricted Obligor, the Trustee, the Paying Agent or the Security Registrar shall deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Limited Parent Guarantor, any Restricted Obligor, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv)            Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or the attorney of such Holder duly authorized in writing.

(v)            In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Security Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Security Registrar and the Trustee.

(h)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3   Definitive Notes.

(a)            Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes. A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary or (iii) the Issuer, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. In addition, any Affiliate of the Limited Parent Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee. Notwithstanding anything to the contrary in this Section 2.3, no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Issuer of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(d) of this Appendix A, bear the Restricted Notes Legend.

(c)            In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

FORM OF NOTE

[Form of Face of Note]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the CPDI Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [●]

ISIN [●]

[IAI][RULE 144A][REGULATION S] GLOBAL NOTE

OFFICE PROPERTIES INCOME INTERMEDIATE HOLDCO II TRUST LLC

No.  [●]

8.375% SENIOR SECURED LIMITED OPI GUARANTEED NOTE DUE 2029

Office Properties Income Intermediate Holdco II Trust LLC, a real estate investment trust duly organized and existing under the laws of Delaware (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________________________, or registered assigns, the principal amount of $_______________________, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto on December 31, 2029.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:	OFFICE PROPERTIES INCOME INTERMEDIATE HOLDCO II TRUST LLC

By:
Name: Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Indenture.

UMB Bank, National Association, as Trustee

By:
Name: Title:

[Form of Reverse of Note]

1.            General. The Issuer issued this Note under an Indenture, dated as of June 17, 2026 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Limited Parent Guarantor, HoldCo, the Initial Subsidiary Guarantors and UMB Bank, National Association, as Trustee and Collateral Agent. The terms of this Note include those stated in the Indenture. Capitalized terms used but not defined herein have the meaning given to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

2.            Interest. Unless previously redeemed, the Notes will bear interest at 8.375% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (except in the case of interest payable on the Stated Maturity for the principal of the Notes, which shall be payable on the Stated Maturity), commencing September 30, 2026, to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Record Date, which shall be March 15, June 15, September 15 or December 15 (in each case, whether or not a Business Day), as the case may be, immediately before such Interest Payment Date (except in the case of interest payable on the Stated Maturity, which interest will be payable to the Persons in whose names the Notes are registered in the Security Register at the close of business on the date that is 14 calendar days prior to the Stated Maturity). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any scheduled Interest Payment Date, the Stated Maturity or any Redemption Date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue thereon for the period from and after such Interest Payment Date, the Stated Maturity or such Redemption Date.

3.            Method of Payment. By no later than 11:00 a.m. Eastern Time on the date on which any principal of and premium, if any, and interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, and interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the immediately preceding March 15, June 15, September 15 and December 15 (in each case, whether or not a Business Day) at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02 of the Indenture. The principal of (and premium, if any), and interest on the Note shall be payable at the office or agency of Paying Agent or Security Registrar designated by the Issuer maintained for such purpose in the United States or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 10.03 of the Indenture; provided, however, that, at the option of the Issuer, the principal of (and premium, if any) and interest, may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depositary. Payments of any principal of, premium, if any, and interest on any Note are due and payable shall be made without withholding and free and clear of any taxes, except as required by applicable law.

4.            Paying Agent and Security Registrar. Initially, UMB Bank, National Association or one of its Affiliates will act as Paying Agent and Security Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Security Registrar or co-Security Registrar.

5.            Optional Redemption.

At any time, the Issuer may redeem at its option on any one or more occasions all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in Section 11.01(a) of the Indenture plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date).

Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one more conditions precedent as provided in Section 11.05 of the Indenture.

Nothing in this Note or the Indenture will limit the Issuer’s or its Affiliates’ ability to repurchase or retire Notes other than by redemption, whether by tender offer, exchange offer, open market repurchases, privately negotiated transactions or otherwise.

6.            Mandatory Redemption.

The Notes are subject to mandatory redemption as set forth in Sections 10.11 and 11.03 of the Indenture. In addition, the Notes may be subject to redemption from time to time prior to their maturity pursuant to an Event of Loss Redemption or Collateral Asset Sale Redemption, in each case, pursuant to and subject to the terms of the Indenture. Other than as set forth in Sections 10.11 and 11.03 of the Indenture, the Notes will not be subject to mandatory redemption or any sinking fund payments.

7.            Change of Control Offer. Upon the occurrence of a Change of Control, unless the Issuer has exercised its optional redemption rights, a Defeasance pursuant to Section 13.02 of the Indenture or a satisfaction and discharge pursuant to Article Four of the Indenture, each Holder of the Notes will have the right to require that the Issuer repurchase all or a portion of such Holder’s Notes, as further described in the Indenture.

8.            Discharge and Defeasance. The Indenture contains provisions for discharge or defeasance at any time of the entire indebtedness of the Notes or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

9.            Defaults and Remedies. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes, plus accrued and unpaid interest, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

10.          Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be affected under the Indenture, the Security Documents, the Intercreditor Agreements, any Guarantee and the Notes at any time by the Issuer and the Trustee and the Collateral Agent with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes at the time to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes at the time, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or this Note, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture and, if requested, offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Notes at the time a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer (if requested) of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

11.          Payments Not Impaired. Notwithstanding any other provision in this Note and/or the Indenture, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, this Note on the respective Stated Maturities expressed herein (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

12.          Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount, will be issued in the name of the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

13.          Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Limited Parent Guarantor, each Restricted Obligor, the Trustee and any agent of the Limited Parent Guarantor, any Restricted Obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes whatsoever, whether or not this Note be overdue, and neither the Limited Parent Guarantor, any Restricted Obligor, the Trustee nor any agent of the Limited Parent Guarantor, any Restricted Obligor or the Trustee shall be affected by notice to the contrary.

14.          Unclaimed Money. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any), and any interest on, any Notes and remaining unclaimed for two years after such principal (and premium, if any), and any interest, has become due and payable shall be paid to the Issuer on Company Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

15.          Guarantees. The Notes will be entitled to the benefits of guarantees from HoldCo and Subsidiaries thereof (other than the Issuer) made for the benefit of the Holders of the Notes. In addition, the Notes will be entitled to the benefits of a limited guarantee from the Limited Parent Guarantor made for the benefit of the Holders of the Notes Limited Parent Guarantor shall guarantee the Notes pursuant to and subject to the terms of Section 12.12 of the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16.          Security. This Note and the other Notes will be secured by security interests on the Collateral, subject to Permitted Liens and any other limitation on the extent to which the Collateral secures the Notes Obligations contemplated by the Security Documents and Intercreditor Agreements, as set forth in Article Fourteen of the Indenture.

17.          No Recourse Against Others. A trustee, director, officer, employee, incorporator, member or shareholder, as such, of the Limited Parent Guarantor or any Restricted Obligor shall not have any liability for any obligations of the Limited Parent Guarantor or any Restricted Obligor under this Note, the other Notes, the Guarantees, the Indenture, the Security Documents or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

18.          No Personal Liability. THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST, DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

NO TRUSTEE, DIRECTOR, OFFICER, MANAGER, EMPLOYEE, AGENT, INCORPORATOR, STOCKHOLDER, PARTNER OR MEMBER OF THE ISSUER OR ANY GUARANTOR, AS SUCH, SHALL HAVE ANY LIABILITY FOR ANY OBLIGATIONS OF THE ISSUER OR ANY GUARANTOR UNDER THE NOTES OR THE INDENTURE OR FOR ANY CLAIM BASED ON, IN RESPECT OF, OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION, SOLELY BY REASON OF ITS STATUS AS A TRUSTEE, DIRECTOR, OFFICER, MANAGER, EMPLOYEE, AGENT, INCORPORATOR, STOCKHOLDER OR MEMBER OF THE ISSUER OR A GUARANTOR. BY ACCEPTING A NOTE, EACH HOLDER WAIVES AND RELEASES ALL SUCH LIABILITY. THE WAIVER AND RELEASE ARE PART OF THE CONSIDERATION FOR ISSUANCE OF THE NOTES.

19.          Authentication. This Note shall not be valid until an authorized officer of the Trustee (or an Authenticating Agent) manually or electronically signs the certificate of authentication on the other side of this Note.

20.          Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.          ISIN and/or CUSIP Numbers. The Issuer may cause ISIN and/or CUSIP numbers to be printed on the Notes, and if so the Trustee shall use ISIN and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed on the Notes.

22.          Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $__________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter in the form of Exhibit B containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
	NOTICE:	To be executed by an executive officer
Name:
Title

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE1

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Date:
Your Signature

[1]	Include only for Regulation S Global Notes.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $____________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

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